UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE RECOVERY CORPORATION

Name of small business issuer in its charter)

DELAWARE	4911	30-0077338
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

#390-1285 N. Telegraph Road

Monroe, Michigan 48162-3368

(519) 671-0417

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Peter Vaisler, CEO and President

#390-1285 N. Telegraph Road

Monroe, Michigan 48162-3368

(519) 671-0417

(Name, address and telephone number of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum Aggregate Offering Price	Amount of registration fee

Common Stock, par value, $0.01 per share (1)	3,969,156	$0.50	$1,984,578	$233.58
Common Stock, par value, $0.01 per share (2)	2,636,502	$0.50	$1,318,251	$155.16
Common Stock, par value, $0.01 per share (3)	100,000	$5.00	$500,000	$58.85
Common Stock, par value, $0.01 per share (4)	100,000	$7.50	$750,000	$88.28
Total	6,805,658		4,552,829	$535.87

(1)

Represents Selling Security Holders shares being sold to the public. The price of $.50 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the share price paid by the Selling Security Holders for the purchase of the shares.

(2)

Represents shares of common stock issuable in connection with the conversion of warrants to be issued to all of the Selling Security Holders except Mirador Consulting, Inc. The price of $0.50 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.

(3)

Represents shares of common stock issuable in connection with the conversion of 100,000 warrants issued to Mirador Consulting, Inc. The price of $5.00 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.

(4)

Represents shares of common stock issuable in connection with the conversion of 100,000 warrants issued to Mirador Consulting, Inc. The price of $7.50 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE _ , 2006

ALLIANCE RECOVERY CORPORATION

6,805,658 SHARES OF COMMON STOCK

We are registering 6,805,658 shares of our common stock as follows: (i) our selling security holders are offering to sell 4,169,156 shares of our common stock and; (ii) 2,636,502 shares of our common stock issuable in connection with the conversion of our warrants. One of our selling security holders, Brawley Cathers Limited is a broker-dealer and an “underwriter” with the meaning of the Securities Act of 1933 with respect to the shares that it is offering for resale.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY DOES NOT BELIEVE THAT IT IS A BLANK CHECK COMPANY AS THAT TERM IS DEFINED IN RULE 419 OF REGULATION C UNDER THE RULES OF THE SECURITIES ACT OF 1933.

There is presently no public market for our shares of common stock and they are not traded on any stock exchange. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our shares of common stock on the OTC Bulletin Board.

The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security since there is currently no market for these shares to develop.

The date of this prospectus is

The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the 2,636,502 outstanding warrants.

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS	1
USE OF PROCEEDS	6
DETERMINATION OF OFFERING PRICE	6
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	6
PENNY STOCK CONSIDERATIONS	7
RESCISSION OFFER	8
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	9
BUSINESS - OUR COMPANY	16
DESCRIPTION OF PROPERTY	28
LEGAL PROCEEDINGS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	28
EXECUTIVE COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SELLING SECURITY HOLDERS	33
PLAN OF DISTRIBUTION	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
DESCRIPTION OF SECURITIES	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40
INTEREST OF NAMED EXPERTS AND COUNSEL	40
LEGAL MATTERS	40
HOW TO GET MORE INFORMATION	40
FINANCIAL STATEMENTS	F-1
PART II-- INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
SIGNATURES

i

SUMMARY INFORMATION

How We Are Organized and Our Operations

Alliance Recovery Corporation is a development stage company. We intend to engage in the business of producing electrical energy from waste and then selling it to industries such as utilities. While reducing rubber waste into fuel oil for electrical energy generation, we will also produce the required process fuel and marketable by-products derived from the thermal process. These by-products include carbon black, steel, and steam and/or hot water.

We currently have no business operations. We intend, through future wholly-owned subsidiaries, to build processing plants in various large urban centers of the United States. We intend to operate strategically positioned manufacturing process units (“ARC Units”) in selected states of the United States. ARC Units are based upon several existing manufacturing processes integrated into a single production facility. Prior to the waste to energy process, an initial volume reduction system is designed to compact approximately 3,000 pounds of rubber waste into 4’ x 4’ x 8’ ecoblocks for convenient and safe storage. The waste to energy conversion process reduces waste rubber using a thermal process to produce fuel oil to power large reciprocating engines driving alternators generating electrical energy for sale to adjacent users or into local power grids. Scrap tires will be the main rubber waste, which when reduced to oil, provides the fuel for the production of energy and gases to power the ARC unit.

We will receive tipping fees in exchange for providing a point of final disposition for rubber waste. In addition to process fuel gases generated in the conversion reaction, the ARC Unit also has the ability to recover other residual by-products from the rubber to oil thermal conversion process. Carbon black and steel are recovered in marketable qualities and quantities. Steam and/or hot water, produced during the thermal conversion process are also marketable recovered by-products. The ARC Unit was developed by our founder, Peter Vaisler, a team of third-party consulting engineers and scientists, as well as individuals with specific business and process and equipment operations knowledge acquired from hands on operating experience with the various system components. The ARC Unit is an integration of existing process technology currently in use as stand alone manufacturing processes.

We have identified a number of potential sites for the construction of our first installation.

Our auditors have issued us a going concern opinion.

Two of our officers and directors, David Williams and Peter Vaisler, own the majority of our shares allowing them to control all of our actions.

We believe that we are not a blank check company as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.

Where You Can Find Us

We are located at #390-1285 N. Telegraph Road, Monroe, Michigan 48162-3368. Our telephone number is (519) 671-0417 and our fax number is (519) 473-6507.

Securities Offered By Us

We are not offering any securities. All shares being registered are for our selling security holders. There is presently no public market for our shares of common stock and they are not traded on any stock exchange. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our shares of common stock on the OTC Bulletin Board. Prior to such time, our shares will be illiquid because there is no currently no market fro the shares to develop. 400,000 shares of our common stock being registered in this offering are owned by an entity controlled by David Williams, one of our directors.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION WHICH RAISES DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A VIABLE ENTITY

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders’ deficiency of $1,601,388, a working capital deficiency of $522,985and cash used in operations from inception of $1,340,776. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

We have a history of operating losses, limited funds and may continue to incur operating losses. If these continue, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

WE RECENTLY CONCLUDED A RESCISSION OFFER RELATED TO OUR PRIVATE PLACEMENT. WE COULD BE SUBJECT TO CERTAIN CONTINGENT LIABILITIES AS A RESULT OF THE RESCISSION OFFER WHICH WOULD BE ADVERSE TO OUR BUSINESS AND OPERATIONS.

As described elsewhere in this prospectus, we recently completed a rescission offer to purchasers of units in our private placements between 2002 and 2005. There is considerable legal uncertainty under both federal and state securities and related laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities and related law violations. In addition, any subscriber who accepts the rescission offer does not prevent such shareholder from taking further action against us. The completed rescission offer may not terminate any or all potential contingent liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waivers we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state securities law violations until the applicable statutes of limitations have run. Under federal securities laws, such waivers are unenforceable. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the violation.

In addition, the various states in which the purchasers reside could bring administrative actions against us as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

The conditions and criteria for satisfying federal and most state rescission requirements are predicated primarily on factual circumstances rather than on objective standards. Given the size of our company and our working capital deficit, we may not have sufficient funds to satisfy any additional rescission rights and costs in which case our future results of operations could be adversely affected, and we could be forced to cease operations.

WE CAN LOSE THE RIGHT TO USE THE TECHNOLOGY THAT IS A VITAL PART OF OUR BUSINESS PLAN SINCE WE ONLY HAVE THE RIGHT TO USE THIS TECHNOLOGY PURSUANT TO OUR EMPLOYMENT AGREEMENT WITH PETER VAISLER, OUR CEO, PRESIDENT AND DIRECTOR

There is certain technology that we need to use to be able to carry out our business plan. This technology is owned by Peter Vaisler, our CEO, President and director. He licenses the technology to us pursuant to the employment agreement we have with him. If Mr. Vaisler’s employment agreement is terminated, we may lose the right to use the technology. This will prevent us from carrying out our business plan. However, if the employment agreement is terminated, we have the right to license the technology for a onetime fee equal to the current replacement value of the technology determined by an engineer’s opinion acceptable to us and Mr. Vaisler.

THERE IS PRESENTLY NO PUBLIC TRADING MARKET FOR OUR SECURITIES AND THIS CAN AFFECT THE RESALE OF YOUR SHARES

There has been no public or private market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future. After this registration statement is declared effective, we intend to apply have a registered broker-dealer file an application for a quotation of our shares of common stock on the OTC Bulletin Board. There is no assurance that such application will be approved. Therefore, there is no assurance that the shares can be resold.

SINCE OUR OFFERING PRICE WAS ARBITRARILY DETERMINED, YOU MAY PURCHASE SHARES OF OUR COMMON STOCK AT A PRICE THAT IS MUCH HIGHER THAN YOUR PURCHASE PRICE

Since the offering price was arbitrarily determined and has no relation to our assets, earnings, book value or other criteria of value, there is no assurance of the stock price of our shares of common stock, if, and when, it gets approved for a quotation on the OTC Bulletin Board. Therefore, you may purchase shares from selling security holders at a price that will be much higher than you subsequently sell such shares of our common stock.

WE HAVE A LIMITED OPERATING HISTORY, HAVE NO OPERATIONS OR REVENUES TO DATE AND BASED ON THIS THERE IS NO ASSURANCE THAT WE WILL BECOME A SUCCESSFUL BUSINESS.

We are a development stage company with no operations or revenues to date. We intend to utilize both design/build and turn-key equipment contracts, operation and maintenance contactors to operate various components of our first installation and will assemble a management and operations team familiar with the plant’s process system. However, our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, unforeseen expenses, complications and delays, established competitors and other factors. The services of seasoned contracted operators and experienced key management professionals, is no assurance that we will ever achieve profitable operations.

Since we presently do not have any business operations, we will not need financing until we raise $20M and commence operations of our facility. In the interim, our present shareholders and management have indicated a willingness to provide short term financing.

WE ARE DEPENDENT ON KEY EMPLOYEES, ENGINEERS, CONSULTANTS AND CONTRACTORS AND THE LOSE OF ANY OF THEM OR THEIR INABILITY TO COMPLETE THE PROJECT CAN LEAD TO OUR DEMISE

Our success is materially dependent upon the expertise and experience of our executives and certain consultants. A corporate team of highly qualified project managers, engineers, and experienced executives, familiar with the successful commercialization of leading edge technologies, has been responsible for our efforts to date. Key management positions have been identified and we continue to have discussions with qualified candidates until such time as the entire project capitalization has been completed. These individuals may leave their current employment upon completion of our capitalization and may join us as executives. However, there is no guarantee that the project capitalization will be completed and similarly, if completed there is no guarantee that we will be able to attract the appropriate management team in a timely manner.

The process system technology was designed and is being enhanced by our founder and certain engineering consultants. This group includes Peter Vaisler, our President and CEO; and Resource International Ltd., a Virginia-based engineering firm that will be responsible for our overall project management, equipment installation, site engineering, permit approvals, construction surveillance, system design, sourcing and fabrication, mechanical and structural installation, and operator training. The overall project will be managed by Resource International Ltd. However, qualified and specialized sub-contractors will be utilized by Resource International Ltd. for specific tasks. As an example, Resource International Ltd. will utilize the services of a sub-contractor for heat recovery design, and boiler systems fabrication selection and steam/hot water energy systems. The ultimate engineering group has many years of experience in process engineering and controls, energy production and waste to energy, manufacturing, and thermal manufacturing and disposal technology, but could be unsuccessful in completing the first installation. There is no assurance that their combined expertise which includes waste disposal, waste handling, incineration, thermal reduction, electrical generation and carbon black manufacturing will allow the project to be completed.

Our success is also materially dependent upon the experience and expertise of Peter Vaisler, our President, CEO and a Director, and his ability to attract executives upon completion of our overall capital financing. There is no guarantee that this financing will occur. We have entered into a five-year employment agreement (effective upon approval of this SB-2 Registration Statement) with Mr. Vaisler, which includes non-compete provisions and requires his full time, attention and devotion toward our business objectives. The loss of the services of any of our key personnel or consultants would likely have a material adverse effect on our business. For a one-time fee, we have the option to enter into a license agreement with Mr. Vaisler for the continued use of the technology if and when he ceases to be employed by us.

IF WE ARE UNABLE TO PROCURE NEEDED PERMITS, THE PROJECT WILL NOT BE COMPLETED AND WE WILL, MOST LIKELY, CEASE OPERATIONS.

Resource International Ltd. has worked with our founder, Peter Vaisler in order to develop our technology. Resource International Ltd. will work with us to secure any permits required in connection with the construction and operation of our facilities. We believe that any emissions produced by our facilities will be within EPA standards and therefore do not anticipate difficulty in obtaining state or local permits and are not aware of any federal environmental permitting requirements. However, there is no assurance that we will be able to meet all permitting requirements in our target markets in the United States or in foreign jurisdictions. In addition, existing EPA guidelines and other environmental regulations could be revised, making it difficult or impossible for us to meet the any such new requirements. If we are unable to acquire all necessary permits, we would be unable to start our business and would be forced to seek permits elsewhere which could critically delay or cancel the overall project. This could cause us to cease our operations.

UNIQUE RISKS OF OUR BUSINESS

IF WE DO NOT PROCESS WASTE, OUR REVENUES WILL NOT BE SIGNIFICANT AND NEGATIVELY IMPACT OUR OPERATIONS AND FUTURE EXPANSION

There may not be a sufficient volume of waste rubber generated in vicinity of our first showcase facility, at a site to be determined to make our operations cost efficient. Furthermore, we may not be able to encourage tire jockeys, truckers and waste operators servicing these areas to utilize our first facility an facility as an alternative to trucking the waste to disposal sites positioned away from urban cities or to out of state disposal sites. Our targeted marketing/education program may not be successful in getting those operators in the disposal chain to be “environmentally responsible” by utilizing an urban or regionally based point of final disposition instead of trucking the waste to another jurisdiction, possibly even out of state. Also, tire and rubber goods manufacturers may develop products that will not wear out or have an extended life thereby reducing the volume of rubber waste generated annually requiring disposal. If any of the above occurs, we will not have sufficient revenues. This will have a negative impact on our business and can deter our future expansion.

POSSIBLE CHANGES IN ENVIRONMENTAL REGULATIONS CAN MAKE IT DIFFICULT AND COSTLY TO COMPLY WITH AND CAUSE US TO CHANGE OUR BUSINESS PLAN AND RESULT IN A REDUCTION OF REVENUES

Unforeseen changes in environmental regulations could make it difficult, or even impossible for management and their engineering team to amend existing environmental permits or to reapply for new permits. Changes in Federal or State laws could make it difficult or impossible to comply with emission, storage, operation and transportation regulations. This can result in a change to our business plan if we can not obtain certain amendments to permits or such changes cause us to expend more resources than expected. In addition, this will most likely lead to a reduction in revenues.

In addition, changes in government policies affecting storage, handling and processing of scrap tires, rubber waste and air quality standards could have a material adverse effect on us.

A CHANGE IN MARKET OR ECONOMIC CONDITIONS CAN RESULT IN LOSING THE MARKET FOR ELECTRICAL ENERGY THAT WE INTEND TO PRODUCE RESULTING IN A CESSATION OF OUR BUSINESS

There may not be a market for the electrical energy generated as a result of a change in market or economic conditions, and implementation of a new form of energy production technology and/or materials. Also, there may not be a market for the by-products we intend to produce, including carbon black, steel and steam and/or hot water. Poor economic conditions and/or high fuel costs could cause disruptions in transportation and/or labor disputes in a declining or inflationary economy and could make it impossible to obtain waste rubber for conversion to fuel oil. However, an inflationary economy could actually benefit us as increased energy prices would increase revenues from both electricity and carbon black sales. The facility may never be able to acquire a sufficient inventory as a result of any or a combination of the aforementioned and result in the cessation of our business.

SEVERAL FACTORS COULD RESULT IN OUR FACILITY NOT OPERATING PROPERLY AND LEAD TO OUR DEMISE

Although management believes that similar process furnaces are operating at numerous locations around the world, the oil conversion furnace and all ancillary equipment normally associated with thermal reactions may not function properly and neither the fabricator/suppliers nor management or their engineering team may be able to correct the deficiency. Employees could sabotage the processing equipment causing a business interruption causing the facility to not make sufficient product or energy to meet its financial projection. We expect to enter into a contractual arrangement with a third-party operator for the production and sale of the electrical energy to be produced. The contract may never be completed. All of the above factors could result in our demise.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP A MARKET FOR OUR PRODUCTS WHICH WILL CAUSE US TO FAIL TO MEET PROJECTED REVENUES

We intend to sell electricity to local utilities. The contracted electrical utility company responsible for electrical energy generation and sales may not be able to develop sufficient market share for electrical energy. Similarly, management and our consultants may not successfully develop a market for carbon black, scrap steel or other residual products we could generate, and as a result may not achieve projected revenues. The failure to reach certain financial performance levels could negatively impact our financial viability and could make it difficult for us to expand operations into additional U.S. urban cities.

IF WE DO NOT ATTRACT CERTAIN MARKETING, OPERATIONS AND ENGINEERING STAFF, WE WILL HAVE DIFFICULTY IN MANAGING OUR FIRST FACILITY. THIS CAN RESULT IN A DELAY OF STARTING UP THE FACILITY AND/OR A REDUCTION OF REVENUES BASED ON LOWER OUTPUT RATES

Although key operations positions are contracted out, we may not be able to attract marketing, operations, and engineering staff with sufficient acumen and abilities to successfully manage our first facility. Training deficiencies could cause the facility to operate at lower output rates, which would negatively impact our financial performance. Similarly, the start-up period of the facility could be extended as a result of fabricators and/or contractors correcting technical deficiencies. Although delivery and performance guarantees will be provided by fabricators and/or contractors, a business failure by any of these entities could delay the start-up of the installation, while financial and other guarantees, notices and cure periods are implemented with respect to completing the installation and start-up of the facility.

THE FAILURE OF REGULATORY APPROVAL BY GOVERNMENT AGENCIES FOR OUR FUTURE SITES WILL RESULT IN A DELAY ON REALIZING A RETURN ON OUR INVESTMENT

The selection of future sites and the development and operation of our installations are subject to regulatory approval by governmental agencies. While the fact that our engineering consultants at Resource International have pre-qualified 12 sites from an environmental approval perspective, each site may be subject to local and state regulations concerning storage, processing and handling of rubber waste including scrap tires and air quality standards. Additionally, there can be no assurance that we will be able to locate and lease or purchase a sufficient number of suitable sites within the expansion area or that difficulties will not be encountered by us or third parties in their efforts to secure necessary approvals which could delay us from realizing a return on our investment.

WE WILL NEED TO RAISE FUNDS TO DEVELOP ADDITIONAL INSTALLATION OF FACILITIES AND THERE IS NO ASSURANCE WE WILL RAISE SUCH FUNDS

We will also be dependent on our ability to raise funds to develop additional installation through private placements or other sources. We have no plans, at this time, to secure solid waste disposal bond funds. There can be no assurance that in the case of solid waste disposal bond funds that provide tax incentives to promote the availability of solid waste disposal bonds will continue. The ability to raise additional funds will be determined by the operational success of the first installation to be built upon a yet to be determined site. Thus, there can be no assurance that we will be successful in obtaining financing.

OTHER ENERGY COMPANIES AND DISPOSAL COMPANIES WITH MORE EXPERIENCE MAY COMPETE WITH US CAUSING A DECREASE IN THE MARKET SHARE

While we believe we have no direct competitors, a number of other firms are engaged in the production of energy, carbon black and the like. Also, other firms are engaged in the business of disposal and processing of scrap tires.

Our likely competitors are: JM Beer Corp., Conrad Industries, and Unisphere Corporation. If such companies compete with us, this can result in a reduction of our market share.

OUR PRINCIPAL OFFICER AND A DIRECTOR HAVE CONTROL OF US

Peter Vaisler, our President, CEO and Director, and David Williams and Walter Martin, our directors, in the aggregate own approximately 59% of our issued and outstanding common stock. Therefore, they control us and can control the election of our directors and officers.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;

o	Receive the purchaser’s written consent to the transaction; and

o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. However, we are registering 2,636,502 shares underlying warrants to purchase our common stock at an exercise price of $1.00 per share. Upon the exercise of such warrants, we will receive $2,636,502. In addition, we are registering an aggregrate of 200,000 shares underlying warrants held by Mirador Consulting, Inc which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. Upon exercise of such warrants, we will receive $1,250,000. Therefore, we will receive aggregate proceeds of $3,886,502 from the exercise of the outstanding warrants registered in this offering.

Any proceeds from the exercise of the warrants will be allocated for general working capital. We have agreed to pay all the offering expenses related to this offering.

DETERMINATION OF OFFERING PRICE

The price of $0.50 is based on the share price paid by the selling security holders for the purchase of the units, which consisted of a share of our common stock and a warrant to purchase a share of our common stock at $1.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We are in the application process for trading of our common stock on the Over the Counter Bulletin Board. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

Warrants to purchase, or securities convertible into, common equity of the registrant

As of June 20, 2006, we had warrants to purchase 2,876,502 shares of our common stock outstanding.

Shares that could be sold pursuant to Rule 144 under the Securities Act

As of June 20, 2006, we had 18,129,156 shares that were eligible to be sold under Rule 144 of the 1933 Securities Act. Of such shares, 10,790,000 are held by the following officers and/or directors: Peter Vaisler - 7,750,000; David Williams - 2,800,000; and Walter Martin - 240,000.

Holders

As of June 20, 2006, there are approximately 135 holders of our common stock. Such shareholders of record held 18,797,156 shares of our common stock, in addition to 3,081,502 shares of our common stock issuable upon the exercise of all of our outstanding share purchase warrants.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities authorized for issuance under equity compensation plans

The following table sets forth certain information as of June 20, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

RESCISSION OFFER

Background

In November 2005, we concluded a rescission offer to certain purchasers of our securities. Between April 2002 and June 2004, we conducted private offerings of units consisting of one share of common stock and warrants to purchase common stock at a price per unit of $0.50 (the “Initial Offerings”). Pursuant to the Initial Offerings, we issued an aggregate of 1,803,646 shares of our common stock and warrants to purchase an aggregate of 1,803,646 common shares. We raised a total of $901,823 in the Initial Offerings.

Upon the completion of the Initial Offerings, we discovered that our authorized capitalization was not sufficient to permit us to issue the common share component of the units to the investors. We amended our Certificate of

Incorporation on July 1, 2004 to increase our authorized shares of common stock to 100,000,000 common shares, which enabled us to undertake the Initial Offerings with sufficient authorized capitalization.

Between March 2005 and May 2005, we conducted nine separate private offerings of shares of our common stock at a price per share of $1.00 (the “Second Offerings”). Pursuant to the Second Offerings, we issued an aggregate of 183,000 shares of our restricted common stock. We raised a total of $183,000 in the Second Offerings.

The Initial Offerings and Second Offerings may have violated federal securities laws based on the inadequacy of our disclosures made in our private placement memoranda concerning the lack of authorized common stock. Based on potential violations that may have occurred under U.S. securities laws, we determined to make a rescission offer both to investors who acquired our units pursuant the Initial Offering as well as to investors in our Second Offering, since they were not informed of the rescission offer. The rescission offer was conducted privately in October 2005 and November 2005.

If all eligible investors had elected to accept the rescission offer, we would have been required to refund investments totaling $1,084,823, plus interest on those funds from the date of investment through the date of the acceptance of the rescission offer at 6% per annum. None of the investors accepted the rescission offer which expired on December 8, 2005.

Potential Liabilities

Our failure to disclose the lack of sufficient authorized capital and the rescission offer made to the earlier investors in our private placement to the later investors created certain liabilities, as set forth in this section, for us under federal securities and related laws. Generally, under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Damages generally are equal to the difference between the purchase price plus interest at the legal rate and the value of the security at the time it was disposed of by the investor plus the amount of any income, if any, received from the security by the investor. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received.

We believe that by making the rescission offer, the likelihood of potential contingent liability of our company for a violation of federal securities or related laws to our stockholders who did not accept the rescission offer may be substantially reduced, but not necessarily terminated. However, as a result of the possible failure to comply with the disclosure obligations described above, our liability to our stockholders who fail to accept the rescission offer, or who make no election as to the rescission offer, may continue for a period of time until the applicable statutes of limitations have run. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the violation. Additionally, any existing rights for rescission or damages under applicable securities or related laws of any of our stockholders may survive and not be barred by our making the rescission.

In addition, the various states in which the purchasers reside could bring administrative actions against as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California’s Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

We are also subject to compliance with the General Corporation Law of Delaware, the state of our incorporation, with respect to the rescission offer. While the General Corporation Law of Delaware does not address the issue of rescissions in relation to capital impairment matters, we do not believe that any payments made in relation to the rescission offer will represent proscribed transactions based on any of the statutory references relevant to capital impairment. There is nothing in the related laws and interpretation of the Delaware General Corporation Law which would classify a rescission offer as a stock redemption given that we did not seek to repurchase or redeem the shares, but rather afforded investors a right to treat their prior purchase as a nullity. Our financial statements reflect that we have the amounts attributable to the private placement have been segregated on our balance sheet from our capital. Consequently, any payments resulting from the rescission offer are not derived from the capital segment of our financial statements and should not be deemed impairment of capital. In effect, any payments would be in the nature of settlements of obligations rather than redemption or similar retirements of capital.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

We are a developmental stage company that is in the process of implementing our business plan to develop a showcase waste to energy facility at a site to be determined. The first showcase installation will be the cornerstone for both United States and European expansion. It will thermally convert rubber waste to oil and subsequently use the oil as fuel for large reciprocating engines driving alternators making electricity. In addition to the sale of electricity, several additional valuable bi-products produced in the thermal conversion process will also be sold into either domestic or international markets.

Our business plan is focused on providing large urban centers with community based processing facilities to address the needs of rubber waste disposal where the waste is generated. This rubber waste is largely scrap tires. Similarly, large urban centers also have an increasing requirement for electrical energy for both domestic and industrial use. Our processing facilities can be located, constructed and operated to meet the specific needs of the community in an environmentally friendly manner.

We believe that the effective implementation of our business plan will result in our position as a provider of community based waste to energy installations dealing with rubber waste at source while providing reliable electrical energy to meet base load and/or on peak energy demands.

The successful implementation of the business plan will also be dependent on our ability to meet the challenges of developing a management team capable of not only the construction and operation of the first installation but also marketing management and the implementation of specific marketing strategies. These strategies will include the utilization of specific existing distributors currently in the business of marketing carbon black. As well, we will be going to regional disposal operators and collectors to offer our services as a point of final disposition for their collection and disposal requirements.

Additionally, it will be necessary to educate targeted jurisdictions about the environmental and commercial benefits of an Alliance installation in their community.

No revenues have been generated to date and we do not anticipate revenues until such time as the first facility has been constructed and commercially operated. The construction of the first showcase facility will require $20 million. However, currently there are no commitments for capital and furthermore, the successful implementation of all aspects of the business plan is subject to our ability to complete the $20 Million capitalization. It is expected the required funds will be raised as a result of private offerings of securities or debt, or other sources.

Should the required funding not be forthcoming from the aforementioned sources, public offerings of equity, or securities convertible into equity may be necessary. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders’ deficiency of $1,601,388 and cash used in operations from inception through March 31, 2006 of $1,340,776. As of March 31, 2006, we had a working capital deficiency of $522,985.

Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

We will receive proceeds of $2,881,502 from the exercise of warrants to purchase 2,881,502 shares of our common stock which are exercisable at $1.00 per share. We are registering 2,636,502 of the shares underlying such warrants. In addition, we will also receive also receive $1,250,000 from the exercise of warrants to purchase an aggregate of 200,000 shares held by Mirador Consulting Inc. Such warrants are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. Therefore, we will receive aggregate proceeds of $4,131,502 from the exercise of all of the outstanding warrants. Any proceeds from the exercise of the warrants will be allocated for general working capital. We have agreed to pay all the offering expenses related to this offering.

Plan of Operations

Management has developed forged relations with several corporate finance entities that have expressed an interest in participating in our overall expansion in the United States and Europe. In most cases, as a condition precedent to their participation, we must be publicly traded or quoted on a recognized stock exchange such as the OTC Bulletin Board.

We intend to seek a quotation of our common stock on the OTC Bulletin Board. We will need to have an NASD registered broker-dealer file an application for such quotation. There are no quantitative or qualitative requirements for a quotation on the OTC Bulletin Board. The efforts of our management team and our consultants and advisors will be to complete appropriate financing arrangements. The completion of the $20 million financing will be our exclusive effort prior to the construction and development of the first installation.

Upon completion of the $20 million capitalization, our next priority will be the construction of the first installation. For this construction, it will be necessary for management to initially focus on two specific activities. First, project management consultants will be engaged to assist us in all matters associated with the identifying and preparing the site. This activity includes regulatory approvals as well as final design and layout based upon commercial equipment available for procurement and/or fabrication.

In the event we are not able to raise $20,000,000 to complete construction of our first showcase facility, we will be forced to seek additional financing in order to maintain operations over the next 12 months. Our existing shareholders have indicated a willingness to invest further capital in us.

In addition, we will continue to develop our industry contacts, develop our business plan, refine our technology, search for suitable sites, and devote efforts to securing the capital required to implement our business plan.

Second, our management and consulting engineers will commence activities to enlarge our management team by adding key employees as well as consultants that will be responsible for specific tasks & operations associated with the first installation.

During the permitting period, estimated by management and their consulting Engineers, to be 90 to 120 days, our engineering and fabrication team will finalize design and layouts for the first site as well as prepare and circulate site building bid documents. Similarly, turnkey contracts will be negotiated for specific pieces of the thermal processing equipment utilized in the rubber to oil conversion process. The supply and operation of the electrical generation equipment will also be contracted out during this period of the development. We have already identified and pre-qualified several suppliers of the type of electrical generation equipment. However, as a result of the preliminary stage of these discussions, we are unable to provide greater detail as to the exact nature of the relationship or participation of these suppliers.

Also at this time, some preliminary site work will be completed to facilitate the installation of the design/build structures required. The site will also be prepared to accept the modularized electrical generation equipment that will be installed on the site subsequent to the installation and start-up of the thermal conversion process. The contracted operator of the electrical generation equipment will also be responsible for the sale of electricity. During initial discussions with these supplier/operators, an interest has been expressed in participating in our overall business. Some discussions pertaining to the exchange of our shares for all, or part, of the value of the turnkey have transpired. However, it is unlikely that meaningful discussions will commence until such time as our capitalization set forth above has been completed. Even if the capitalization has been completed, there can be no certainty that the contract operators will participate in the first installation other than on a fee for services basis. In any event, until such time as the $20 Million capitalization has been completed, specific details pertaining to the participation of supplier/operators will not be available and we are unable to provide the details of any possible forthcoming agreements.

Management and their consulting engineers believe that, the overall fabrication and installation timeframe is approximately 18 months days from execution of contracts. As all the components utilized in our installation are currently in use in manufacturing operations in the United States and around the world, lead times for delivery and installation are generally short. Several components are stock items and available for almost immediate delivery. However, the engineering firm responsible for the overall project management of the first installation will monitor all fabricator/suppliers to ensure that the various components and required ancillary equipment and structures have been readied onsite for installation. Additionally, engineering verification will be required for all progress draws prior to our making payments to the various supplier/fabricators. As is customary with the supply of this type of equipment, established payment holdbacks upon completion of installation and start-up will be released only upon engineering verification of performance. Additionally, it may be necessary for selected fabricator/suppliers to provide delivery and performance bonds specific to their components.

The entire project could be delayed as a direct result of several factors. Should the Company not be able to a lease or purchase of a suitable property within a timely manner, the project could be delayed indefinitely until such time as an appropriate site is secured. Although the Company has located several suitable sites that could be appropriately permitted, unforeseen regulatory changes could make it difficult to obtain the required permits causing further delays thereby causing the Company to take additional time to identify other suitable sites. Should there be delays in the delivery of thermal processing or electrical generation equipment as a result of material shortages, labor problems, transportation difficulties etc., the commercial operation of the Company would be delayed thereby not allowing the Company to generate revenues as anticipated. Should the delay be lengthy, management could be required to seek additional financing or seek other remedies in law pertaining to delivery and performance failures of the fabricator suppliers. Regulatory changes causing delays in the construction, processing equipment installation and start-up of the showcase facility will lengthen the period of time for the Company to start to generate revenues from operations. The Company will only be in the position to commence a US expansion of processing facilities upon the successful completion, start-up and operation of the showcase facility.

The supplier/fabricators will also be responsible for the training of key employees and/or contractors and will work with the engineering project managers to include established operating protocols in the systems operations manual. In conjunction with this effort, during the start-up of the first installation, fabricator/suppliers and the project management will establish operating set points incorporating them into the system software thereby ensuring continued reliable system performance and measurable quality standards.

It is management’s and their consulting engineers opinion that overall, the entire installation through construction completion, training, start-up and commercial acceptance based upon engineering performance verification is approximately 18 months. The overall development schedule could be delayed as a result of unforeseen regulatory delays, labor disputes and seasonal delays due to weather conditions.

Pursuant to preliminary discussions with corporate finance professionals, items #16 through #18 set forth below are anticipated fees and expenses pertaining to the $20 million financing that we will be seeking. The following schedule outlines the categories associated with the financing, completion, start-up and commercial operation of the first installation. It is expected that many of the following development categories outlined in the following schedule will be completed concurrently.

1) Consulting Fees & Out-of -Pocket Reimbursement	$480,000
2) Administrative and Insurance	$572,000
3) Site Costs & Development Fees	$264,000
4) Media, Promotion & Government Relations	$376,000
5) Salaries, Wages & Fees	$843,152
6) Project Management, Legal, and Accounting	$321,300
7) Site Work	$1,337,100
8) Buildings	$998,500
9) Rubber to Oil Thermal Conversion Process Equipment	$7,750,000
10)Turn-key Energy System & Installation	$5,000,000
11) Warehouse & Conveyance Equipment Leases/Purchases	$74,083
12)Financing Legal & Accounting	$200,000
13)Administrative Contingency	$1,783,864
TOTAL	$20,000,000

During the construction and installation of the first facility, management’s future Vice President of Marketing with assistance from its future Vice President of Technology will commence a specific and targeted marketing campaign directed at the current rubber waste disposal infrastructure, regulatory agencies, retail associations and the public. Promotional activities will include media, public awareness, trade journals, seminars and meetings and discussions with waste hauler and disposal companies. These activities will also include meetings and discussions with state regulatory and enforcement officials.

Based upon discussions with state regulators, it is the Company’s belief that all communities in the United States and Canada are being encouraged by state, provincial and federal authorities to be more environmentally responsible. An example of amplified environmental concern occurring in 2004 was the State of Michigan’s position pertaining to the continued dumping of waste from out-of-state communities that included Toronto, Ontario, Canada. State regulations were implemented in an attempt to curtail the amount and sources of waste being disposed at Michigan dump sites. It is managements belief, that since the early 1990s the federal EPA has been concerned with the interstate transportation of waste. The federal position seems to be that communities that generate should be responsible for the ultimate disposition of the waste within their municipality. An attempt to limit interstate transportation of waste was contained in the Interstate Modal Transportation Act which was never approved as originally proposed.

Community based environmental initiatives are being encouraged. Dealing with waste at the source is considered much more environmentally friendly than trucking the waste hundreds of miles away. The first installation is perceived as a convenient and environmentally friendly solution to rubber waste. The targeted marketing campaign will exploit the current thinking pertaining to community based waste reduction and processing and waste to energy initiatives. However, there may be difficulties associated with encouraging the existing disposal and transportation infrastructure to utilize the Alliance installation as an alternative to their current method of disposal. Historic relationships between the existing infrastructure serving retailers and dumps or processors often hundreds of miles away and the financial commitment to the trucking the waste may be difficult to overcome. However, management’s discussion with several haulers has been encouraging as a cost effective alternative to the existing transportation of waste to often out-of-state locations is a welcomed alternative.

A targeted marketing campaign pertaining to the sale of carbon black and scrap steel will also commence prior to completion of construction. However, the Company may not be positioned to enter into carbon black supply contracts until such time as samples are made available from the operation of the showcase facility. It is likely that these samples would be made available as a result of operation the processing equipment during the performance testing phase of the installation and immediately prior to commercial certification. The commercial certification will occur after the equipment has operated for a period of approximately 90 days and all contract performance specifications have been achieved. There may be delays associated with the correction of deficiencies in order that the processing equipment meet certain performance standards prior to commercial certification. However, the Company has included the 90 day start-up phase within the overall timeline to allow for the correction of deficiencies by fabricator suppliers. Although the vast majority of the rubber to oil system is based upon off-the-shelf components, if further delays occur as a result of fabricator suppliers correction of deficiencies, the Company could be delayed in its ability to generate revenue.

Although, we have identified several experts currently responsible for the sale of carbon products currently with other companies and they have expressed an interest in the position of VP Marketing, there is no guarantee that their previous experience will allow them to successfully initiate a campaign that will lead to the sale of the Companies carbon black. However, the successful operation of the thermal system will generate commercial grades of carbon black that could be utilized by rubber formulation companies for specific products. Additionally, the Company’s carbon black could be blended with other sources of carbon black thereby allowing rubber formulators to meet customers requirements for recycled content. We believe our carbon black will be advantageous to other forms of recycled content as it will be is a virgin product made from oil that is a waste rubber derivative.

Furthermore, the heat recovery system utilized through the entire system will be ready to deliver hot water and/or steam to a greenhouse operator. Although we have yet to complete an agreement with a hydroponics greenhouse operator, preliminary discussions with several current operators would indicate that the availability of a reliable discounted heat source for the production of hot water, could be a cost effective alternative to their current consumption of non-renewable resources to fuel boilers to generate the required hot water.

The ARC installation is designed to operate continuously. As a result, the installation has the ability to produce heat constantly to service the hot water requirements of a hydroponics operator or other commercial uses. The heat produced can be considered a bi-product from the operation of the thermal conversion and electrical generation equipment. Rather than utilizing the heat source for any particular use, the Company could use a commercial cooling tower to cool the thermal processing equipment and could decide not to operate the heat recovery system components associated with the reciprocating engines responsible for the generation of electricity. However, management believes that utilizing the bi-product heat capacity in an environmentally friendly way is a common sense alternative to exhausting heat into the atmosphere. It is the belief of management, our consulting engineers and the several of the hydroponics operators that have discussed our ability to generate heat, that a 15 to 20 acre hydroponics greenhouse could be heated from the heat recovered from the thermal process heat recovery boiler in combination with the heat available from standard heat recovery mechanisms that are part of the reciprocating engines driving the alternators making electricity.

The type of relationship discussed is based upon the notion that the hydroponics greenhouse operator would lease a site immediately adjacent to the showcase facility. Based upon our final equipment selection, pertaining to both the thermal conversion of rubber to oil and the generation of electricity, the Company will be positioned to provide details as to the amount of steam and/or hot water that be generated for conveyance to the greenhouse via an insulated pipeline. A heat exchanger will transfer the heat from the ARC steam and/or hot water to the hot water in the hydroponics operator’s underground reservoir. The ARC cooled condensate and/or water will be returned to the ARC via the aforementioned pipeline heated again and once again returned to the greenhouse in a closed loop system.

Several methods of compensation for ARC heat sources have been discussed. These include a percentage of the hydroponics greenhouse gross or not sales and discounted avoided cost which is the operators cost of natural gas or fuel oil less a negotiated discount. The Company will not be positioned to enter into specific negotiations until such time as the $20 Million financing has been completed.

Rescission Offer

In November 2005 we concluded a rescission offer to investors who purchased our securities pursuant to private offerings conducted by us during the periods commencing April 2002 and ending June 2004 and commencing March 2005 and ending May 2005. Such private offerings may have violated federal securities laws based on the inadequacy of our disclosures made in our private placement memoranda offering documents concerning the lack of authorized common stock. Based on potential violations that may have occurred under U.S. securities laws, we determined to make a rescission offer to all investors who acquired our securities pursuant to our private offerings. The rescission offer was conducted privately in October 2005 and November 2005. If all eligible investors had elected to accept the rescission offer, we would have been required to refund investments totaling $1,084,823, plus interest on those funds from the date of investment through the date of the acceptance of the rescission offer at 6% per annum. None of the investors accepted the rescission offer which expired on December 8, 2005.

Our failure to disclose the lack of sufficient authorized capital and the rescission offer made to the earlier investors in our private placement to the later investors created certain liabilities, as set forth in this section, for us under federal securities and related laws. Generally, under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received.

We believe that by making the rescission offer, the likelihood of potential contingent liability of our company for a violation of federal securities or related laws to our stockholders who did not accept the rescission offer may be substantially reduced, but not necessarily terminated. However, as a result of the possible failure to comply with the disclosure obligations described above, our liability to our stockholders who fail to accept the rescission offer, or who make no election as to the rescission offer, may continue for a period of time until the applicable statutes of limitations have run. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the violation. Additionally, any existing rights for rescission or damages under applicable securities or related laws of any of our stockholders may survive and not be barred by our making the rescission.

In addition, the various states in which the purchasers reside could bring administrative actions against as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California’s Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

We are also subject to compliance with the General Corporation Law of Delaware, the state of our incorporation, with respect to the rescission offer. While the General Corporation Law of Delaware does not address the issue of rescissions in relation to capital impairment matters, we do not believe that any payments made in relation to the rescission offer will represent proscribed transactions based on any of the statutory references relevant to capital impairment. There is nothing in the related laws and interpretation of the Delaware General Corporation Law which would classify a rescission offer as a stock redemption given that we did not seek to repurchase or redeem the shares, but rather afforded investors a right to treat their prior purchase as a nullity. Our financial statements reflect that we have the amounts attributable to the private placement have been segregated on our balance sheet from our capital. Consequently, any payments resulting from the rescission offer are not derived from the capital segment of our financial statements and should not be deemed impairment of capital. In effect, any payments would be in the nature of settlements of obligations rather than redemption or similar retirements of capital.

Going Concern Consideration

As reflected in the accompanying financial statements, we are in the development stage with no operations, a stockholders’ deficiency of $1,601,388, a working capital deficiency of $522,985 and used cash in operations from inception of $1,340,776. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Liquidity and Capital Resources

Our unaudited balance sheet as of March 31, 2006 reflects assets of $43,365 consisting of cash of $36,945 and property and equipment of $6,420 and total liabilities of $559,930 consisting of accounts payable and accrued expenses of $55,953, an amount of $308,159 due to a related party, and a two notes payable of $101,439 and $94,379 respectively.

Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to continue to implement and expand our business plan during the next twelve months.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, Our views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

On November 6, 2001, we were incorporated in the State of Delaware under the name American Resource Recovery Group Ltd. On April 18, 2002, we filed a certificate of amendment changing our name to Alliance Recovery Corporation. On April 22, 2002, we filed another certificate of amendment to increase our authorized shares to 10,000,000, par value $.01. Finally, on July 7, 2004, we filed a certificate of amendment increasing our authorized shares to 100,000,000.

We intend to implement suitable resource recovery technologies and strategies (the “ARC Process”) to convert industrial and other waste materials into electrical energy for sale to specific industrial entities or into local power grids, and to produce for re-sale by products including carbon black, steel, and steam and/or hot water. We will be able to undertake this after we raise $20M and construct our first facility. We anticipate raising the $20M within the next 6 months and then taking 18 months to construct the first facility.

We believe that management and our third party consulting engineers have identified a one-step manufacturing process based upon the utilization of existing manufacturing processes to efficiently convert rubber wastes of all kinds including scrap tires into fuel oil, for electrical power generation, with minimal if any negative impact to the environment. We believe this system may be patentably distinct, however, the system components are available commonly from fabricator and suppliers. The results of our development efforts are now commercially available.

Investigations of several existing thermal manufacturing and processing technologies have contributed to the use of existing manufacturing and chemical processes as the basis of the ARC Unit for the production of oils and gases and other commercial products including carbon black.

United States Environment Protection Agency studies conducted during 1999-2000 have confirmed that the fuel oil derived from rubber waste was as good a feedstock for commercial carbon black production as Exxon oil (Chemical Economic Handbook).

The first ARC facility, when funded, will be operated as a subsidiary of the Company and will take approximately 18 months to construct. Upon construction and installation of processing equipment, the facility will annually utilize up to 100,000,000 pounds of waste rubber as the feedstock to produce oils and gases for the production processes and to generate electricity. In terms of passenger tires, this represents the annual reduction of approximately 4.6 million scrap tires.

In 2001, 292 million scrap tires were generated in the United States (the source of this Information is Chaz Miller of Environmental Industry Associations as reported by Wasteage.com on June 1, 2003). Of the 292 million scrap tires, cars contribute two-thirds of scrap tires, the remainder comes from trucks, heavy equipment, aircraft, off-road and scrapped vehicles.

The aforementioned number of scrap tires generated is equivalent to approximately 1 scrap tire for every person living in the U.S. today. In Michigan, Ohio, New York, Pennsylvania, and the province of Ontario, the population is well over 50 million, and all these major states are connected to Lake Erie . We have identified suitable sites with port locations in the great lakes region to allow for the utilization of tug and barge transportation which continues to be the most inexpensive form of transportation for large volumes of freight.

We anticipate that the first Facility will produce fuel oil to be used for the production of electrical energy. The oil generated from the thermal decomposition of rubber analyzed by various testing facilities is equivalent to a fuel oil comprised of 69% kerosene and 26% diesel fuel. Continued commercial use of both diesel and kerosene is indicative of the overall fuel quality.

Similarly, a commercial grade 700 series carbon black is generated as by-product of the rubber to oil conversion process. This process also captures the steel from the rubber for sale as scrap. We believe that there are international and domestic markets for these products. According to industry sources, global consumption of carbon black is approximately 17 billion pounds annually. Carbon black is an industrial product generated through an energy-intensive process and utilized among and in the manufacture of rubber, plastics, inks, paints, dyes, lacquers, fibers, ceramics, enamels, paper, coatings, leather finishes, dry-cell batteries, electrodes and carbon brushes, and electrical conductors.

Conventional carbon black manufacturers need both: a manufacturing feedstock oil for conversion to carbon black, and natural gas or methane to fuel the production process. The ARC process also saves global resources by recovering the hydrocarbon available from the polymeric constituents of the waste rubber, converting them to feedstock oil and gases. By maintaining carbon black manufacturing temperatures and process conditions in the ARC Unit furnace, as the rubber waste is converted to fuel oil, a 700 series carbon black is generated as a by-product of the thermal process and is subsequently conveyed, stored and/or packaged with conventional carbon black manufacturing equipment. The utilization of existing process technology and chemical reactions with established manufacturing protocols ensures that ARC management and their contract operators can leverage specific operations history into positive performance results.

An ARC installation also provides large urban regions with a point of final disposition for scrap tire and rubber waste without any pollution to the environment and/or public health risks. Disposal operators will be encouraged to deliver their rubber waste in the baled ecoblocks which is a much more cost effective method of transportation as a direct result of the volume reduction occurring in the baling process. The baling process ARC will utilize to produce ecoblocks for safe storage and handling, ensures that water cannot collect and create conditions suitable for mosquito incubation, a matter that continues to be a public health concern throughout the United States. Additionally, ecoblock storage from a fire perspective is considered a much safer alternative than simple dumping of rubber waste as there is negligible fire hazard associated with ecoblock storage. Fire Department testings suggest that the bales are difficult to ignite and once ignited, are easily extinguished.

The ARC Process is not classified as a federally regulated source of emissions, because the environmental emissions are below maximum EPA standards, thus, only state administrative approval is required for our plant installations. It is intended that ARC installations will be located near large urban communities which generate vast amounts of rubber waste. This will allow us to establish a network of facilities in communities where rubber waste is generated.

Generally, communities view tires as a public health issue as the tire collects water in the hollow donut shape and becomes an ideal breeding ground for mosquitoes. The most common practice is hauling the rubber waste hundreds of miles for shredding to turn it into tire derived fuel (TDF), and subsequently transporting the TDF to combustion markets. As a result of positioning the ARC facility in the communities where the waste is generated, the environmental impact associated with trucking the waste rubber, as well as highway wear and tear are minimized. The transportation of the waste also consumes diesel fuel, a non-renewable resource. A community based ARC facility is a cost effective and environmentally friendly alternative to current disposal options. Furthermore, EPA and State initiatives to encourage States to take responsibility for the waste they generate has once again commanded public attention as a result of, for example, Toronto (Canada) garbage being trucked to Michigan.

Large urban centers usually require enormous amounts of electrical energy, and via our ARC Centers, we will be able to provide another source for electrical energy. Community-based ARC installations will be positioned to address the growing need for reliable energy sources with the added benefit of providing a final point of disposition for rubber waste.

The total improvement and equipment cost for installation and start-up for first installation is estimated to be $18,000,000, with the overall capital budget of $20,000,000.

ONE STEP MANUFACTURING PROCESS

Our thermal system has the ability to thermally reduce the rubber waste, utilize the light aromatic volatile gases produced during the reduction/conversion process as fuel for the conversion furnace and separates out the oil which is ultimately used as fuel for the reciprocating engines generating electricity. As the furnace (process reactor vessel) process is based upon the chemistry and operational parameters utilized in the carbon black industry, a portion of the oil is burned in the process fuel gases. Similar to the operation of carbon black processing furnaces (process reactor vessels) the automated system controls maintain optimum thermal conditions (process time, temperature and turbulence) for combustion of the oil. The combustion generates more heat to support the overall process and leaves behind a small particle of a black soot like substance called carbon black which is carried away in the exhaust flow where it is ultimately separated from the exhaust in a bag house (filter), collected, pneumatically conveyed, palletized and sent to a storage silo. The rubber, which is not pretreated or shredded (whole tires can be utilized) is fed continuously into the furnace (process reactor vessel) and the thermal reaction is maintained by the automated control system. During the reduction (conversion) of the rubber to oil process, the steel contained in particularly waste tires, is collected and conveyed hydraulically through the process to and exists the process, where it is cooled, baled and stored.

All of the aforementioned thermal reduction and occurs almost contemporaneously within the process furnace (process reactor vessel) and ancillary equipment associated with its operation. The Alliance thermal system is not based upon conventional pyrolysis.

Almost all current thermal operations are based upon the utilization of a pyrolytic reaction. In simple terms the pyrolytic oven bakes rubber down into a homogeneous mass which requires secondary processes to separate out the various materials left behind in the reduction process. Additionally, the reduction is at an extremely low temperature that does not generate carbon black. There is tremendous amount of ash generated in the process that combines with the carbon char. In order to separate the char from the ash additional processes are required. Furthermore, additional high temperature processes are necessary to upgrade the char to a marketable form of carbon black as there are extremely limited markets for char. These additional process require additional fuel making the entire process marginal from a financial perspective. Additionally, the rubber waste in the majority of operation requires shredding and often the removal of the steel in the rubber prior to shredding. All of above process are required by most pyrolytic systems that management and their consulting engineers are aware of at this time. There may be new types of systems developed that are based upon the pyrolytic model, however it is management’s opinion that the costs associated with numerous steps involved will make it difficult, if not impossible for these type of systems to operate commercially. The costs associated in the separation of the various products collected from the homogeneous mass from the process reaction, in addition to the secondary processing requirement of the char to allow it to be sold commercially, have made pyrolysis based thermal processes marginal commercial successes. To further exacerbate the overall high processing costs are the additional costs associated with the pre-treatment of the rubber being conveyed into the pyrolysis oven. Generally, the pre-treatment requires the shedding of the rubber waste and frequently in the case of waste tires requires the removal of the tire bead wire either by mechanical processes or a magnetic system.

Alternatively, the Alliance thermal system requires no pre-treatment of the rubber waste. Whole tires can be conveyed into the system thereby eliminating all costs associated with the handling shredding, and shred storage of the rubber waste prior to thermal processing. Furthermore, the chemical manufacturing process utilized in the Alliance process, separates the various residual products as they are formed and released into the system eliminating the need for additional process separation systems. It is management’s opinion that the simplicity of the Alliance thermal system makes it a cost effective alternative to conventional pyrolysis operations.

PRODUCT DISTRIBUTION

Our future Vice President of Marketing working in conjunction with our future Vice president of Technology will also develop and implement campaigns related to the sale of the Company’s various byproducts. A targeted marketing campaign pertaining to the sale of carbon black and scrap steel will also commence prior to completion of construction. However, we may not be positioned to enter into carbon black supply contracts until such time as samples are made available from the operation of the showcase facility. It is likely that these samples would be made available as a result of operation the processing equipment during the performance testing phase of the installation and immediately prior to commercial certification. The commercial certification will occur after the equipment has operated for a period of approximately 90 days and all contract performance specifications have been achieved. There may be delays associated with the correction of deficiencies in order that the processing equipment meet certain performance standards prior to commercial certification. However, the Company has included the 90 day start-up phase within the overall timeline to allow for the correction of deficiencies by fabricator suppliers. Although the vast majority of the rubber to oil system is based upon off-the-shelf components, if further delays occur as a result of fabricator suppliers correction of deficiencies, the Company could be delayed in its ability to generate revenue.

Although we have identified several experts currently responsible for the sale of carbon products currently with other companies and they have expressed an interest in the position of VP Marketing, there is no guarantee that their previous experience will allow them to successfully initiate a campaign that will lead to the sale of the Companies carbon black. However, the successful operation of the thermal system will generate commercial grades of carbon black that could be utilized by rubber formulation companies for specific products. Additionally, the Company’s carbon black could be blended with other sources of carbon black thereby allowing rubber formulators to meet customer’s requirements for recycled content. Alliance carbon black is advantageous to other form of recycle content as it is a virgin product made from oil that is a waste rubber derivative.

The sale of steam and/or hot water will occur as a result of a marketing effort to identify and enter into discussions with an existing hydroponics greenhouse operator that desires to enter into a relationship with the Company to move into specific jurisdiction where ARC facilities will be located immediately in, or adjacent to large metropolitan centers. Management discussions with several greenhouse operators suggests that in addition to the availability of discounted heat from the Company, hydroponics greenhouse operators like to distribute product from operations that are positioned adjacent to large markets. Although we have yet to complete an agreement with a hydroponics greenhouse operator, preliminary discussions with several current operators would indicate that the availability of a reliable discounted heat source for the production of hot water, could be a cost effective alternative to their current consumption of non-renewable resources to fuel boilers to generate the required hot water.

PROCESS OF TIRE DERIVED FUEL

At the present time, shredding tires removes the hollow donut shaped tire from the environment which in many jurisdiction is considered public health risk. Waste tires, when left in dumps or collected out of doors collect water. The sun heats the tire and water up in the daytime hours and the density of the rubber holds some of the heat at night. As a result the water in the waste tires becomes an ideal breeding ground for mosquitoes. There remains an extreme public health concern pertaining to diseases carried by mosquitoes. When waste tires are stored near urban areas they become a public health concern thereby making it necessary for waste operators to shred the tire so water cannot be collected. As a result, a significant investment has been made by these operators in shredders to support their operations. The cost of maintaining and operating the shredder appears to be significant. Management believes that the cost of shredding each tire can in some jurisdiction be equivalent to the disposal fee making it necessary for operators to rely on the sale of tire derived fuel to sustain their economic viability. However, our consulting engineers have advised the Company that in almost all jurisdictions in the United States the blending of TDF with coal or other fuels is limited to 10-15 % of total fuel consumed. Our consulting engineers have also advised Management that to dispose of shredded rubber, shreds are now being mixed with soil used to top dress municipal waste sites. Obviously, once mixed with soil at a landfill site, the oil resource in the rubber waste is no longer recoverable.

The fuel in TDF is simply as a result of the combustion (burning) of the rubber. Catastrophic tire fires that have occurred in the US and around the world have clearly demonstrated that rubber can burn and generate vast amounts of heat as a result. As the rubber is consumed in the fire, it releases both oil and gases that are highly volatile making the rubber a good fuel. However, as also witnessed in tire uncontrolled fires, a tremendous amount of black soot, gases and ash are released into the atmosphere. It is the material that is ultimately released into the atmosphere that limits the amount of rubber that can be blended with other fuels. Exhaust scrubbing systems intended for a specific fuel are easily overloaded with the emissions from the burning of TDF.

It will be necessary for management to carefully examine the disposal methods being utilized in a jurisdiction, including TDF production, prior to committing to a particular site. The cost associated with breaking into a market that has invested in shredding could be significant.

MANAGEMENT TEAM

Management is headed by Peter Vaisler, our President & CEO. Upon completion of financing, a business manager will be hired to address issues pertaining to finance, marketing and regulatory and compliance. Initially, the process construction and installation management team will be comprised of Mr. Vaisler and engineering consultants of Resource International Ltd., a Virginia, USA, based engineering firm that will be responsible for overall ARC project management, equipment installation, site engineering, permits, construction surveillance, system design, sourcing and fabrication, mechanical and structural installation, and EPA approved operator training. The overall project will be managed by Resource International Ltd. However, qualified and specialized sub-contractors will be utilized by Resource for specific tasks. As an example, Resource International Ltd. will utilize the services of a sub-contractor for heat recovery design, and boiler systems fabrication selection and steam/hot water energy systems. Similarly, a utilities operator will be contracted to manage the electrical generation component of the ARC Unit. Our strategy is to augment the management team with the required managers and supervisors as the business moves into the construction and operations phases of the first showcase facility.

The Vice President of Operations (“VP”) will be an individual that currently holds similar positions in an organization in the carbon production sector. The VP will join us following the hiring of a business manager who will be hired upon completion of this private placement. The VP will also be responsible for the marketing of carbon black from the first installation. Marketing services will be provided to us either on a contract basis with an existing carbon manufacturer or can be on a direct basis to several rubber formulators that manufacture custom rubber blends for specific rubber products for industrial or consumer use. A Controller will be hired once it is monetarily feasible. Our accountants will carry out accounting and financing functions on an interim basis.

A corporate management team familiar with the successful commercialization of leading edge technologies, has been responsible for our research and development efforts. Our President and CEO, Mr. Peter Vaisler, has been responsible for the management of the research and development effort to date. Mr. Vaisler has acted in a project management capacity throughout his career and has been responsible for the installation and start-up of fractional evaporation manufacturing facilities and has also been responsible for the commercialization of leading edge technologies.

Mr. David Williams, our director is experienced in investment management and will be providing financing guidance and management to us.

Resource International Ltd. is an engineering firm started in 1979, by Michael E. Fiore, P.E. and John L. Combs, P.E. Resource International Ltd. has over 70 employees in its Ashland headquarters and Charles Town, West Virginia branch office. Resource International Ltd. serves government and private clients providing land development, water, wastewater, solid waste and planning projects. Over the years, Resource International Ltd. has worked throughout the Continental United States and has completed projects in Mexico and the Caribbean. Resource International Ltd. has a history of providing clients with cost effective and innovative engineering solutions to difficult problems.

RESEARCH AND DEVELOPMENT

The entire research and development effort has been supported by Mr. Vaisler & his family prior to our incorporation. It commenced over 9 years ago. It is impossible to estimate the number of hours of R&D activity pertaining to the development of our business and technology. Furthermore, we have also relied on the R&D of other groups to augment our overall R&D efforts with off-the-shelf technology and processes, that are currently commercially available.

FINANCING

We intend to complete a $20,000,000 financing (private placement of debt/equity) in order to construct the first facility.

EXPANSION

Our focus is to turn environmentally friendly waste to energy, and also sell them as carbon black and similar product byproducts. As a result of the readily available fuel source in specific areas, expansion will be targeted toward high-density population areas in the U.S. where scrap rubber generation and a disposal infrastructure already exists. ARC Facilities will provide the needed point of disposition for scrap rubber disposal within a community’s industrial areas. Within these communities there currently exists a disposal infrastructure including retailers, waste haulers and disposal companies, tire jockeys and recyclers, truck and industrial re-treaders, and independent truckers and trucking companies, which could benefit from the availability of a nearby point of final disposition for rubber waste. Points of final disposition are not usually found in or immediately adjacent to large urban centers.

Our expansion into these high-density population areas in the U.S. will position us as a convenient and cost effective alternative to the customary practice of hauling the waste rubber long distances to permitted disposal sites. Extensive public education campaigns will be targeted at these urban centers to raise the level of awareness pertaining to responsible disposal of rubber waste by having communities become a part of the “environmental alliance”. Awareness campaigns involving the public, retailers, state legislators and regulators will be utilized to market ARC installations as a final point of disposition for rubber waste within communities (target locations) where the waste is generated.

Based upon the first facility, each ARC Unit’s disposal capacity will be capable of processing 100,000,000 pounds of waste rubber annually. This is equivalent to approximately 5,000,000 passenger tires. Normally, within the industrial makeup of these communities, there are numerous industries requiring the carbon black, steel and steam and/or hot water available from our processing system. Discussions with a greenhouse operator have commenced to locate hydroponics operations immediately adjacent to ARC installations. ARC will provide the hydroponics operations with heat recovered from the overall ARC process thereby minimizing any contribution to global warming. In the simplest of terms, the hydroponics green house acts like a radiator for the reciprocating engines making electricity, as well as acting as the radiator for the rubber to oil conversion process. ARC installations will provide required disposal infrastructure to select urban areas where large volumes of scrap rubber are generated and there are few, if any, points of final disposition for this waste. The obvious benefit to these urban centers is the minimization of transportation pertaining to disposal and the additional positive environmental impact associated with community based disposal and the production of electrical energy to meet soaring demands without the consumption of non-renew resources.

The Rubber Manufacturers Association suggests that in their report, US Scrap Tire Markets, 2003 edition, that as many as 290 Million tires are disposed of every year in the US. That is approximately tire for every man women and child in the US today. We plan on locating on a site with access to the Great Lakes, so that in the event sufficient tires were not immediately available from the immediate jurisdiction surrounding the installation, marketing efforts could extend to other states connected to the Great Lake system. The densely populated areas on the southern shores of these lakes, referred to as the “rust belt” and Ontario to the north could all support an ARC installation on their own. The populations of the entire area is as follows:

Michigan	10,050,446
Ohio	11,421,267
New York	19,157,532
Pennsylvania	12,335,091
Ontario	12,439,800

PRODUCT, MARKETS, & SERVICES

The North American carbon black consumption is approximately six (6) billion pounds annually, and the global consumption of carbon black is approximately 17.2 billion pounds annually. Our energy and carbon black process innovation provides a technically and economically viable industrial solution to waste rubber disposal which is a major global environmental issue in the U.S. and internationally.

We will generate electrical energy for regional use and supply 700 series carbon black to the rubber formulation and product industry. Carbon black can also be blended with the product of larger manufacturers of carbon black to facilitate EPA and state environmental “efforts” to include scrap rubber derivatives in new rubber formulations. According to the technical representatives of ITRN, a manufacturer of rubber formulations, customers are now demanding as much as 25% recycled content in rubber compounds. The use of carbon black manufactured from a feedstock oil derivative from waste rubber, does not impact upon the overall quality of the rubber ultimately produced. According to ITRN technical representatives, there are significant quality issues related to the use of recycled crumb rubber in rubber formulations they produce. At present, approximately 95% of the US carbon black market is controlled by five (5) manufacturers.

The ARC Process will have the capacity to manufacture up to 14,000,000 lbs. of carbon black annually from the rubber-to fuel oil conversion processes. This represents only a fraction of carbon black consumed in the growing U.S. market. In addition to the production of carbon black, the thermal reduction of rubber in the process system will also generate quality additional residual by-products. As well as the production of gases which are used as fuel in the process, approximately 90,000 barrels of No. 4 grade fuel oil for energy production and 2,300 tons of scrap steel are generated annually, which all contribute to our projected profitability. Carbon black and steel are products that can be sold into existing domestic and international markets.

The addition of oil burning reciprocating engines to make electricity is a natural addition to the ARC process and will provide an additional $3,000,000 in net revenues for us. By consuming the oil generated in the process, the facility is capable of generating electrical energy with a baseload of 8 MW. Thus, by recovering the oil and gases from thermally decomposed waste rubber and producing 14,000,000 pounds of carbon black annually, this technology will be saving the oil and gas non-renewable resources needed to produce an equivalent amount of carbon black from a conventional manufacturing process while also using the surplus fuel oil to make electricity. We are also prepared to operate the electrical generation capacity as a peaker, supplying electricity during peak usage periods at prices that can be three to four times the basic rates. The entire electrical generation business component will be managed by an electrical utility company ultimately contracted to operate our generation capacity.

To determine the revenue potential from the sale of electricity, we have considered current electrical rates offered by Detroit Edison. Detroit Edison rates for residential and commercial consumption range from $ .08286/kwh to $ .09696/kwh. In discussions with various operations and management companies, we were advised that the wholesale rate of baseload in Michigan is $0.0656/kwh. Total revenue is calculated as follows:

-	8000kwh x 24 hours = 192000kwh/Day
-	192,000kwh/Day x 325 Days/year = 62,400,000kwh/Year
-	62,400,000kwh/Year x $0.0656/kwh = $4,093,440/Year

Although there are no final agreements in place, during discussions with contract operators and management companies, we were advised that payment for their services to operate the entire electrical generation facility as well as to sell the electricity is up to $0.01kwh.

62,400,000kwh/Year x $0.01/kwh = $624,000

Based on the above, annual net revenues of $3,469,440 can be anticipated.

We have rounded the net revenue figure down to $3,000,000

Environmental Impacts of Products and Production Processes

Our ability to manufacture a new product from a scrap rubber derivative (fuel oil), in a conventional and environmentally friendly manner is an extremely attractive alternative to current recycling approaches which are simply not capable of dealing with the annually generated volume of rubber waste in the U.S. in a feasible or environmentally friendly way. Current recycling efforts in the U.S. simply cannot deal, in an economically viable manner, with the volume of waste rubber generated annually. Many of these efforts simply change the shape of the problem into a consumer product that is ultimately disposed of at conventional dump sites.

In an attempt to generate opportunities to utilize waste rubber, like scrap tires, in various new products which include rubber shreds, go into jogging mats, mud flaps, stable mats, pickup bed liners, and many similar products. Ultimately, however, these consumer goods will be disposed of in a landfill. The donut shape of the tire has been changed, but the problems associated with appropriately disposing of the waste remains. Rubber products in landfills cannot be recovered, thereby making it impossible to recover the hydrocarbon resource available in the waste rubber.

Steel recovered from the thermal reduction/conversion process is ultimately put into new steel products. Most metals today are recycled, so it is highly unlikely that the recovered steel would ever find its way into a landfill. The ARC process results in the total consumption of rubber waste. The marketable by-products include electrical energy, carbon black, steel, thermal energy/hot water, none of which results in rubber landfill, and all of which are, in fact, recyclable consumer goods.

The ARC manufacturing process does not qualify as a federally regulated source of emissions. Only state and local approvals are required. ARC’s ability to permit facilities in large urban centers will allow the Company to establish a network of facilities in communities where rubber waste is generated rather than hauling this waste hundreds of miles for shredding to TDF (define) and subsequently transporting the TDF to combustion markets, perhaps close to the communities where the tires originated.

Furthermore, markets for the sale of the commodity like products we generate also exists within large metropolitan communities that we target for subsequent plant installations. The aforementioned business provides us an industrial solution to a major environmental problem. In addition, the availability of power generation equipment can be leveraged and will permit ARC to offer energy solutions based upon resource recovery. Availability of reliable sources of electricity has come to the forefront of public concern, as a result of the State of California energy crisis in the winter of 2001 and industry de-regulation in the U.S. and Canada.

We believe that our emissions will be well below the Federal Guidelines. As such we believe that we will not be a federally- regulated source of emissions. Based on previous process studies, the ARC Process to produce oil, carbon black, and steel from used tires is not expected to create emissions of a quantity and type that will be large enough to trigger a Federally-mandated Title V “Renewable Operating Permit.” The Michigan state-required “Permit to Install/New Source Review” program will require that a state-issued permit be applied for.

The electric generating process utilizing the produced oil in engine-driven generators may fall within other regulatory guidelines that require additional permitting measures such as a “Renewable Operating Permit,” whether or not the emissions are above certain thresholds. Requirements for such permits depend on certain factors unrelated to emissions limits, such as the percentage sulfur content in the oil, the rated capacity of the generator, or whether the electricity is sold publicly. Also, certain guidelines regarding Nitrogen and Sulfur oxides and overall emissions from electric generating facilities are federally mandated, but are implemented through state regulations. Therefore, the state would issue such a permit, if one is needed. Certain of these guidelines relate to “fossil-fueled” generators, but it is not yet established whether the state would consider the tire-derived oil to be “fossil.” It may be noted that the emissions regulations regarding such electrical generating facilities are yet evolving, with changes as recent as 2004.

Typically, states and/or localities regulate employee relations, zoning, noise, aesthetics, lighting, parking, fencing, signs, odors, fire prevention devices, nuisances, roadway access, plumbing, electrical, and other building codes. These types of regulations may require specific design attributes for the site, building, and equipment. There are no known special regulations at this site that would create abnormal difficulties over and above those encountered in the development of any other industrial site and have been anticipated in the budgets that have been prepared.

We also have to meet the following federal regulations:

a.

The facility would have to meet OSHA-mandated safety guidelines, and EPA-mandated Storm Water runoff guidelines. These programs are implemented by the State of Michigan and are typically required for all industrial and/or commercial operations that meet the reporting guidelines.

b.	If the facility discharges process water into a local sewer system, it will need to meet any pretreatment guidelines established by the locality.
c.

The only Federally-implemented discharge program known to apply is the (40CFR112) Oil Pollution Prevention and Response regulations, which require most oil storage facilities to be constructed to good engineering practice, including dikes, and to have a Spill Prevention Control and Countermeasures (SPCC) Plan.

d.	It is currently unknown what, if any, impact that evolving Homeland Security actions and guidelines would impose on industrial operations such as ARC proposes to build and operate.

The Industry

ARC installations will provide a final point of disposition for waste rubber either in, or immediately adjacent to, the communities where the waste was generated. Generally, the U.S. waste industry is not prepared to address the problems associated with specific kinds of waste rubber and particularly scrap tires. The carbon black industry has manufactured carbon black for 80 years by burning a fuel oil. Industry estimates indicate that approximately 7 billion pounds of carbon black are consumed in the U.S. each year with global consumption at 17 billion pounds. Carbon black manufactured by us will be sold into existing U.S. and international carbon black markets and be produced as a result of the thermal reduction of rubber waste to fuel oil, the oil thereby being the feedstock for carbon black production. The surplus fuel oil can be used to fuel generators to make electrical energy. We will be uniquely positioned in several industries: rubber waste disposal, manufacturing, and power generation.

As rubber waste is the source of fuel oil, it is important to understand the waste industry as it relates to scrap tire disposal which will constitute a significant volume of the waste rubber processed at an ARC installation. Scrap tires are a major environmental problem. It is estimated by the United States Environmental Protection Agency (the “EPA”) that there are over 1.5 to 3 billion used tires in landfills and stockpiles in the United States and that an additional 292 million tires are discarded in the United States every year. “Disposing” of tires by stockpiling is not a viable long-term solution because of fire hazards and the likelihood of spreading disease. “Disposing” of whole tires in landfills is, generally, prohibited or restricted by regulation.

Scrap Tire Distribution Chain

In general, the scrap tire distribution chain consists of the tire end-user (business or consumer), new tire retailers, used tire brokers, solid waste disposal companies, haulers and tire processors. Most scrap tires are originally obtained by new tire retailers from consumers who may pay the retailer a fee for “disposing” of their used tires. Retailers may pay either a scrap tire broker, a solid waste disposal company, a hauler or a tire processor to remove scrap tires from their place of business. Scrap tire brokers typically retain some tires for resale as used tires and pay either a waste disposal company, a hauler or a tire processor to remove the remaining scrap tires from their place of business. Solid waste disposal companies may stockpile scrap tires or pay a processor to dispose of their tires. Haulers transport scrap tires between parties in the distribution chain and may also act as a used tire broker or other party in the distribution chain. Not until a tire processor processes the scrap tires are the tires ultimately disposed of.

Our products and services include:

Tipping Fees

The fees paid by those who have scrap tires for their ultimate disposal are referred to as tipping fees. Tipping fees will be an important source of revenue for Alliance. As of May, 1991, 21 states had special fees for tires or vehicles. Some states have enacted legislation which directly mandates the payment of tipping fees. Other states have implemented programs which make funds available for the payment of tipping fees. For instance, some states raise funds, through retail taxes on purchases of new tires or through annual motor vehicle license fees, which are specifically allocated to the disposal of tires. These states often bear the responsibility for disposing of tires directly and use the funds raised from the net proceeds of the particular program to pay for such disposal. Other states provide for a tax to be paid by purchasers of new tires, to be retained by the retailer selling the tire, who must in turn pay for the disposal of such scrap tires. Other states rely on the market to regulate tipping fees. We estimate that in large urban cities, average tipping fees could be as much as U.S. $3.00 to $5.00 per tire. In our financial projection, we have budgeted tipping fees at U.S. $0.85 per tire.

While determining the ideal jurisdictions for ARC installations, it was concluded that locating an ARC facility as close as possible to where the rubber waste is generated had a significant positive impact on the environment as it would greatly reduce the requirement to transport the waste, often several hundred miles, to a facility for sorting and some form of processing prior to final disposition. The emissions associated with transportation of the rubber waste as well as wear and tear on the roadways as well as the cost of transportation all negatively impact the vast majority of current rubber waste disposal scenarios. Rubber waste is generated where people live. As a result, large metropolitan centers generate vast quantities of rubber waste that generally requires some form of truck transportation prior to final disposition. The costs associated with collection, sorting, transportation and final disposition are significant.

Our examination of these larger metropolitan jurisdictions included discussions with retail operators. As an example, in the cities of New York & Baltimore and their surrounding communities, retail operators were charging purchasers of new tires $3.00 to $5.00 /tire as a disposal fee. The vast majority of those retailers charged $5.00/tire for a passenger tire equivalent (PTE). A passenger tire equivalent is approximately twenty (2) pounds and the disposal fee nationwide is based upon PTEs. Larger light truck, heavy truck and off-road vehicle tires are charged significantly more as a result of their size, weight and conveyance characteristics. Obviously, a larger off-road tire, weighing several hundred pounds is extremely difficult to handle and convey.

Within the large metropolitan centers there exists a disposal infrastructure currently servicing the retailers. This infrastructure of truckers, waste operators and small independents routinely travel to retailers to pickup waste tires. Retailers pay a disposal fee to have the waste tires removed and transported. A portion of the disposal fee pays for conveyance and the balance covers the ultimate disposition of the waste tire.

Although we recognize that disposal fees charged by scrap tire collectors at final points of disposition are significantly higher than $.85, management has deliberately been extremely conservative in projecting incomes based upon the $.85/PTE for final disposition. Furthermore, management believes that a lower fee will encourage the existing disposal infrastructure to utilize an ARC facility’s capacity either in or immediately adjacent to a large metropolitan center rather than the current practice of hauling the waste often several hundred miles, or in some cases, to out-of-state disposal operations.

Sale of the Recovered Steel

Approximately one pound of steel can be recovered from each scrap passenger tire. Scrap steel can be used as an input into carbon steel manufactured by steel mills. A recent expansion of the number of small-scale “mini” mills catering to local markets has increased local demand for scrap steel. Scrap steel is also sold into export markets, notably Japan. International demand for United States scrap steel has had a positive impact on the demand for and price of scrap steel. Although the U.S. steel industry is in decline, demand for scrap steel remains significant with regional prices varying from U.S. $65.00 to $124.00 per ton. In our financial projections, the realizable price for scrap steel produced was budgeted at U.S. $65.00 per ton. Based on inputs of 4,600,000 tires annually, each ARC Unit will be designed to produce approximately 2,300 tons of scrap steel per year.

Sale of the Manufactured Carbon Black

As the rubber is thermally reduced to fuel oil, approximately 14 million pounds of commercial grade carbon black is expected to be manufactured. Carbon black can be sold to industry for reuse as a re-enforcing agent in synthetic rubber compounds for inks, paints, plastics, radiator hoses, fan belts, trim rubber, floor mats, etc. Because the principal use of carbon black is as a raw material in automotive parts, demand for carbon black is dependent on the automotive industry. Also, since carbon black is derived from petrochemical products, its price is susceptible to variations in the price of oil. According to the Business Intelligence Center report at Reed Business Information as of 12/31/04 the US national average for Carbon Black was $.45/lb The manufactured price of carbon black is directly related to the price of a barrel of oil. In our financial projections, the realizable price for carbon black produced was budgeted at U.S. $0.30 per pound. Based on inputs of 4.6 Million tires annually, each ARC Unit is designated to produce approximately 14 million pounds of carbon black per year.

The thermal conversion chemistry maintained within the manufacturing furnace of the ARC unit, is based upon existing manufacturing methods utilized by conventional carbon black manufacturers. This chemistry has been utilized for approximately 80 years in carbon black manufacturing facilities around the world. By controlling the time, temperature and turbulence within the furnace, commercial grades of carbon black can be produced.

Based upon the amount of oil generated by each PTE, management and their engineering consultants after examining conventional carbon black manufacturing methods and chemical reactions believe that the least amount of carbon black that could be generated is approximately 3 pounds. For the purpose of understanding this projection consider that each hour 1800 pounds of carbon black are generated utilizing the aforementioned carbon black manufacturing conditions maintained in the process furnace. To continue being conservative in this projection it has been determined that the total number of hours the ARC facility will operate in 1 year is equivalent to 325 days. Similar to other carbon black or thermal processing manufacturing facilities, the ARC facility will be operated 24 hours/day producing 14,040,000 of carbon black annually (1800x24x325=14,040,000).

Sale of Steam and/or Hot Water

Steam and/or hot water can be sold to industry or greenhouse operators at the avoided cost.

We have had discussions with hydroponics greenhouse operators pertaining to a co-location of a greenhouse immediately adjacent to the Alliance showcase installation. Hydroponics greenhouses require vast amounts of hot water which is generally generated from the consumption of natural gas or fuel oil that fuel boilers within the greenhouse complex.

An ARC installation has the ability to recover heat from both the rubber to oil conversion and the generation of electricity. Several of the turn-key electrical generation systems identified by us are equipped with standard heat recovery technology capable of producing steam and/or hot water. The heat recovery equipment can be utilized to produce steam and/or heat hot water or can also heat an oil product. Ultimately, the distance from the greenhouse operation determines whether one uses hot water, steam or oil. Hot oil can retain heat longer and can be sent a greater distance than steam or hot water. The steam and/or hot water or heated oil can be transferred in an insulated piped to the adjacent greenhouse operation and subsequently put through a heat exchanger to heat the hot water reservoir maintained at the hydroponics operation.

The sale of heat to the greenhouse operator at their avoided cost of production less an appropriate discount can provide an additional source of revenue, although we have not factored revenues from the sale of heat into the Financial Projections.

Cost of Sales

Facility operation expenses associated with the above listed revenues are as follows:

Salaries & benefits:	$1,050,000
Leased Equipment:	$108,000
Operations & Administration:	$1,726,032

CONSULTING AGREEMENT WITH MIRADOR CONSULTING, INC.

On January 14, 2004 we signed a one year consulting agreement with Mirador Consulting, Inc. to provide management consulting, business advisory, shareholder information and public relations and other related services as needed. Under this agreement we issued 200,000 shares of our restricted common stock to Mirador and 200,000 warrants exercisable. The 200,000 warrants are exercisable in the following manner: 100,000 at $5.00 per share and 100,000 at $7.50 per share. The 200,000 shares of restricted common stock and the shares of common stock underlying the warrants have been registered as part of this registration statement. In addition, we paid Mirador $4,000 a month during the term of the agreement. On January 14, 2005, we signed a new consulting agreement with Mirador which commenced on January 14, 2005 and terminates on January 14, 2006. Under this agreement, we agreed to issue an additional 300,000 shares of our restricted common stock to Mirador. The additional 300,000 shares are not being registered as part of this registration statement. We have also agreed to pay Mirador a monthly fee of $2,000.00 per month.

The payments were made in connection to their assistance formulating corporate finance strategies, assistance in finding an appropriate Auditor, assisting both we and the ARC Website developer in the preparation and presentation of graphics and text, and introductions to other individuals in a position to assist us including a market maker and financial analyst.

Mirador also coordinated meetings and discussions with broker dealers to assess their overall reation to the ARC business plan and subsequently made recommendations pertaining to the development of specific marketing material to be utilized in corporate finance presentations.

In the future, we will continue to utilize Mirador for both stock promotion and investor relations initiatives. A new engagement agreement for their continued assistance is being discussed at this time.

INTELLECTUAL PROPERTY

The necessary technology that is required for our operation is presently owned by Peter Vaisler. While employed by us, Mr. Vaisler will provide us with such technology at no cost to us until the end of his employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer’s opinion acceptable to both parties. We may terminate Mr. Vaisler’s employment agreement for “cause.” Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

As a result of discussions with patent attorneys, we believe that the rubber to oil system components may be patentably distinct. However, we have also advised to treat the main rubber to oil system components as a “black box” and to seek patent protection on both the feed side and exhaust side of the process furnace immediately prior to going from final fabrication design to actual equipment fabrication. As a result of secrecy agreements with our consulting engineers and the overall system engineering team, all intellectual property developed as a result of their efforts are our property. In any event, we should not to proceed with patent protection or not be able to obtain patent protection, it is highly unlikely that our business would be negatively impacted. The length of time it would take a competitor to replicate and integrate the various system components would be lengthy. Raising the capital required to develop a competitive system would also be a lengthy process. During that period, we would have already established ourselves in targeted markets.

We presently have no copyrights, patents or trademarks.

EMPLOYEES

As of June 20, 2006, we have no employees. Peter Vaisler will become our first full-time employee when we receive funding for our initial facility. We have no other firm commitments for employment. However, we expect to employ approximately 25 people on a full-time basis at our first installation and 6 employees to support corporate activities. We will employ additional people as we continue to implement our plan of operation. This will be undertaken as follows:

We will operate processing facilities as subsidiaries. Each subsidiary will be required to have the following fulltime employees:

General Manager	$95, 000
Secretary	$40 ,000
Bookkeeper	$35, 000
3 Shift Supervisor/System Operators	$165, 000
6 Machinery Operators	$240, 000
6 Production/Packaging	$180, 000
3 Maintenance Mechanics	$120,000

We estimate that benefits will equal 20% of expected salaries.

Although the management team will be augmented by specific consultants to address technical, compliance and engineering issues, the ARC corporate offices will require a management team to support the installation, start-up, operations, sales of disposal services, product sales, and finance of the initial showcase facility and any subsequent installations, in addition to all corporate matters including regulatory and compliance issues.

Once the registration statement is declared effective, the President & CEO will initially augment the management team with CFO/Business Manager. Reporting to the President, the CFO/Business Manager will be responsible for corporate finances, regulatory and compliance matters and the overall day-to-day management of the corporate offices. Initially, the corporate offices will be located at the showcase installation as a matter of convenience. The entire Management Team will be focused on the equipment fabrication and installation, start-up, and operations of the showcase facility. At this time, an Executive Secretary will join the management team to assist both the President & CEO and the CFO/Business Manager. The next additions to the Management Team are VP Technology and the VP Marketing. Reporting to the President, the VP Technology having a background in a hydrocarbon related industry and the manufacturing of carbon products will head up the engineering team responsible for the completion of all system design, fabrication, installation, site development, software development, procurement and contract management. The VP Technology will co-ordinate the Company’s engineering team of consultants and will work closely with the CFO/Business Manager to implement accounting policies and controls pertaining to the development and operations of the subsidiary showcase facility. The VP Marketing will be responsible for the development and implementation of a marketing campaign pertaining to the sale of disposal services to the existing infrastructure within the jurisdiction. The VP Marketing working in conjunction with VP Technology will also develop and implement campaigns related to the sale of the Company’s various byproducts. In addition to the to the President & CEO, the corporate office staff during the construction and installation process are as follows:

CFO/Business Manager - $100,000 VP Technology - $85,000 VP Marketing - $85,000 Executive Secretary - $40,000

DESCRIPTION OF PROPERTY

At present, we do not own or lease any property. Our President, Mr. Vaisler uses various offices including, his home office and the offices of legal counsel at no cost to us.

There are no limitations pertaining to the use of Mr. Vaisler’s home office. However, subsequent to the effective date of the registration statement, an office construction trailer will be moved to the selected site and the corporate office functions will be based there until such time as the showcase installation offices are complete. Upon completion of the showcase facility’s offices, the corporate offices will be moved into the office area until such time as the facility is fully operational.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, no director, officer, or affiliate, any owner of record or beneficially of more than five percent of our outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our executive officers and directors.

Name	Age	Position/Date

Peter Vaisler	55	Director, President, Chief Executive Officer; as of November 2001 Principal Financial Officer, Principal Accounting Officer; as of February 2005

David Williams	64	Director; as of January 2004

Walter Martin	64	Director; as of January 2004

PETER VAISLER has been the President, CEO and Director of Alliance Recovery Corporation since inception November 2001. On February 11, 2005, he became our principal financial officer And principal accounting officer. Since 1995, Mr. Vaisler and a team of third party engineers and scientists have been working to develop the ARC Unit by integrating existing manufacturing and energy components into a single process system to thermally reduce waste rubber to a fuel oil for use as a feedstock to generate electricity. Using knowledge gleaned from research and development projects by several U.S. and international groups, Mr. Vaisler and his team applied existing chemical manufacturing processes to thermally reduce rubber to fuel oil for energy production. A by-product of the ARC thermal reduction of rubber to fuel oil is a commercial grade of carbon black. Mr. Vaisler and his team also developed and implemented strategies related to site selection, regulatory affairs, permitting and communications with a view to refining the business concept to the point that installation of the ARC Unit could be accomplished in various U.S. jurisdictions. Mr. Vaisler managed the engineering team and coordinated design and fabrication activities addressing technical refinements to the integration of “off-the-shelf” system components that will be purchased by Alliance for the first installation.

From 1979 to 1985, Mr. Vaisler was a senior executive for Topaz Foods Limited based in St. Thomas, Ontario, Canada. He was responsible for project management with a Canadian food manufacturer coordinating the design, installation, and start-up of a new manufacturing process, including conveyance and packaging machinery innovations. As a Project Manager, Mr. Vaisler coordinated the activities of European based engineers & fabricators, and North American contractors in connection with the use of fractional evaporators for manufacture of fruit and berry concentrates.

From 1986 to 1989, Mr. Vaisler worked for Corporate Planning Consultants based in London, Ontario, Canada. He assisted in technology based industries and health care institutions with the commercialization of technological innovations. As part of his responsibilities, Mr. Vaisler initiated technical and business activities pertaining to biomedical waste disposal utilizing “state-of-the-art” incinerators. His interest in the thermal reduction of rubber waste to fuel oil commenced during this period in his career.

In November 1989, Mr. Vaisler joined Conjoint Export Services. As Director of International Trade Development for a Canadian and U.S. initiative, he provided export market management services to primarily technology based manufacturers seeking both export and import market growth. Mr. Vaisler commenced his activities pertaining to the development of the ARC Unit in 1994. Mr. Vaisler obtained a Bachelor of Arts degree from the University of Western Ontario in 1974.

DAVID WILLIAMS has been our director since 2004. He has business experience in the area of Investment Management. Mr. Williams graduated from Bishops University in Quebec, Canada in 1963 with a Bachelor of Business Administration, gaining his Masters in Business Administration from Queens’ University in Kingston, Ontario in 1964 and later was a recipient of a Doctor of Civil Laws from Bishops in 1996.

David Williams has been involved in the investment management business for over 30 years with experience in corporate finance. David began his career in the investment business as a bond and money market trader. From 1966, he acted as an investment analyst and portfolio manager with Hodgson, Roberton, Laing and Company, one of Canada’s oldest investment counseling firms. Mr. Williams’ responsibilities included; equity and fixed income analysis and management of personal investment portfolios. In 1966 David joined, and later became a senior partner of, Beutel Goodman and Company, a value management company dealing in equity and fixed income assets, with $30 million under management. Mr. Williams, along with several partners, successfully built the company to the point where it had $11.6 billion under management in 1993. David’s responsibilities over the years have included managing substantial institutional portfolios as well as extensive marketing and client liaison work with many of the firms’ most important clients demonstrating a large capacity for managing large portfolios. He ceased working for Beutel, Goodman and Company in December 1993. He has been managing Roxborough Holdings Limited since February 1994.

Mr. Williams currently includes charitable and special interests programs in his daily activities while remaining on the Board of Directors of such companies as: Bennett Environmental Inc. (TSX listed) ) which specializes in thermal treatment of contaminated soil; MetroOne Telecommunications Inc. (NASDAQ listed) which provides major telephone companies with enhanced directory services; and ReFocus Group Inc. (OTC BB listed) which is a medical treatment device company specializing in vision disorders.

Mr. Williams’ past directorships include: Drug Royalty Corporation Inc. which specializes in medical devices and pharmaceutical products; Equisure Financial Inc., a company involved in general and life insurance as well as financial planning; and Duff & Phelps LLC, a NASDAQ listed company with interest in middle market mergers and acquisitions.

Mr. Williams currently continues to manage Roxborough Holdings Ltd., a family owned private equity holding company which is an equity investor in a variety of private and public companies.

WALTER MARTIN has been our director since 2004. Walter Martin brings more than two decades of corporate finance experience to the Company. Mr. Martin began his career with Versatile Investments before moving to Brightside Financial Corporation. In 1983 as one of three founders of Brightside Financial Mr. Martin helped built the Company to hold over 160 sales advisors administering over $1 Billion when it was sold to Assante Corporation. Mr. Martin continued to work for Assante Corporation after its buyout by Brightside until its full integration. From 1996 to the present, Mr. Martin has worked for Assante Corp., a financial planning firm based in Canada. He was a Vice President from 1996-2002, and a consultant from 2002 to the present. Mr. Martin currently sits as a member on the board of three companies in the software and mutual fund industries, as well as a charitable company serving refugees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

Annual Compensation
Name/Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Option Stocks/Payouts Awarded
Peter Vaisler (1) Director, CEO	2005	$250,000 *	0	0	0
	2004	$250,000 *	0	0	0
	2003	$250,000 *	0	0	0

* Represents non-salary compensation pursuant to Mr. Vaisler’s consulting agreement with us. Please note that Mr. Vaisler has accrued, but deferred such compensation and as noted below, his actual employment agreement will not become effective until this registration statement is declared effective.

(1) In 2006, Mr. Vaisler will also be entitled to compensation of $250,000 per year based on his consulting agreement with us.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2005.

OPTIONS GRANTS IN PRESENT FISCAL YEAR (INDIVIDUAL GRANTS)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2005, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN

LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Consulting Agreement

We have a consulting agreement, as amended, with Peter Vaisler, who is also our President and Chief Executive Officer. The consulting agreement, as amended, calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. Mr. Vaisler will be paid $250,000 annually for his consulting services. The consulting agreement, as amended, commenced on December 1, 2001 and will expire upon the earlier of December 1, 2006, or the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. At such time, the Employment Agreement, as set forth below, will commence.

Employment Agreement

We have a five-year employment agreement with Mr. Vaisler to act as our President and Chief Executive Officer on a full-time basis. The agreement was originally to commence on the date on which our SB-2 Registration Statement was declared effective by the SEC. However, the Employment Agreement was amended to commence upon on the date on which we raise all, or substantially all, of the project financing pertaining to the construction of our first facility. The Employment Agreement will expire five years from such date. The annual base salary is $250,000 with additional cash compensation as defined in the agreement. He also receives an automobile allowance, and we shall use our best efforts to maintain Director’s and Officer’s liability insurance. We will also provide contributions to any self-directed employee benefit plan. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer’s opinion acceptable to both parties. We may terminate Mr. Vaisler’s employment agreement for “cause.” Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of June 20, 2006 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)

Common Stock	Peter Vaisler (3) 1133 St. Anthony Road London, Ontario, Canada N6H 2P9	7,750,000	35.42%

Common Stock	David Williams (4) 45 St. Claire Avenue West, Suite 1202 Toronto, ON M4V 1K9	3,000,000	13.71%

Common Stock	Walter Martin (5) 20 Sandpiper Ct., Elmira, ON N3B 3C5	480,000	2.19%

Common Stock	Suzy Jafine (In Trust) (6) 80 West Dr. Brampton, ON L6T 3T6	1,450,000	6.62%

Common Stock	Saul Brothers Partnership (7) 2802 Sundown Ln., No. 210 Boulder, CO 80303	1,450,000	6.62%

Common Stock	Duffy Herman & Tricia Morris 1001 Kupulau Drive Khei, HI 96753	1,450,000	6.62%

Officers and Directors As a Group (3 persons)		15,580,000	71.21%

(1)

All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided. The amounts listed in this column represent the total amount of (i) shares currently held by each shareholder; and, (ii) shares issuable pursuant to the exercise of options held by such shareholder.

(2)

For purposes of this table only, this percentage is based on 21,878,658 shares outstanding as of June 20, 2006 consisting 3,081,502 options to purchase shares of our common stock and 18,797,156 shares of common stock issued and outstanding.

(3)

Mr. Vaisler owns his shares through Emerald City Corporation, S.A., a corporation domiciled in Costa Rica. Mr. Vaisler does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

(4)

Mr. Williams owns his shares through Roxborough Holdings Limited, a corporation domiciled in Ontario, Canada. Roxborough Holdings Limitied owns 2,800,000 shares of our common stock and warrants to purchase an additional 200,000 shares of our common stock.

(5)	Mr. Martin owns 240,000 shares of our common stock and warrants to purchase an additional 240,000 shares of our common stock.

(6)	The shares held by Suzy Jafine are not in a voting trust. Ms. Jafine does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

(7)

Saul Brothers Partnership is beneficially owned equally by Ron Saul, Richard Saul, Lawrence Saul and David Saul. Saul Brothers Partnership does not own any rights to options, warrants, rights, conversion privileges or any other similar obligations.

SELLING SECURITY HOLDERS

All of the stock owned by all of the selling stock holders including David Williams, our director will be registered by the registration statement of which this prospectus is a part of. The selling stock holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, trading prices for the shares could fall below the offering price of the shares.

The selling stock holders shares may be sold or distributed from time to time by the selling stock holders or by pledges, donees or transfers of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be affected in one or more of the following methods:

-	ordinary broker transactions, which may include long and short sales,

-	transactions involving cross or block trades in any securities or market where our common stock is trading,

-

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, or through market makers or into an existing market for the common stock,

-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

-	through transactions in swaps or other derivatives (whether exchange listed or otherwise), or

-	any combination of the foregoing, or by any other legally available means.

In addition, the selling stock holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stock holders may also enter into opinion or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in their form of discounts, concessions or commissions from the selling stock holders and/or the purchasers of shares for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stock holders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2 (11) of the Securities Act 1933, and any commissions received by them and any profit realizing by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act 1933. Neither the selling stock holders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stock holders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling stock holders pursuant to this prospectus. We have agreed to bear all expenses of the registration of the shares, including legal and accounting fees.

Name of Selling Security Holder	Shares of Common Stock Owned Prior to Offering	Percent of Common Stock Owned Prior to the Offering (1)	Shares of Common Stock to be sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned after Offering (2)

1064055 Ontario Inc. (3)	220,500	1.17%	220,500	0	0.00%
Herman, Duffy & Tricia Morris	1,450,000	7.71%	200,000	1,250,000	5.71%
Hurrell, Kenneth	100,000	0.53%	100,000	0	0.00%
Jafine (in trust), Suzy	1,450,000	7.71%	200,000	1,250,000	5.71%
LaCavera, Liliana	35,100	0.19%	35,100	0	0.00%
Lisser, Robert	360,000	1.92%	360,000	0	0.00%
Marrone, Aurelio	22,050	0.12%	22,050	0	0.00%
Marrone, Renzo	22,050	0.12%	22,050	0	0.00%
Meffe, Filomena	163,100	0.87%	163,100	0	0.00%
Murakami, Jonah	75,000	0.40%	75,000	0	0.00%
Saul Brothers Partnership (4)	1,450,000	7.71%	200,000	1,250,000	5.71%
Vaisler, Dora (5)	300,000	1.60%	300,000	0	0.00%
TOTAL	5,647,800	30.05%	1,897,800	3,750,000	17.14%

(1)	Based on 18,797,156 shares issued and outstanding as of June 20, 2006.
(2)	Based on 21,878,658 shares issued and outstanding as of June 20, 2006 assuming the exercise of the 3,081,502 warrants outstanding.
(3)	William J. Daniel is the beneficial owner of 1064055 Ontario, Inc.
(4)	Saul Brothers Partnership is beneficially owned by Ron Saul, Richard Saul, Lawrence Saul and David Saul.
(5)	Dora Vaisler is Peter Vaisler’s mother.

Unless otherwise noted in the footnotes following this table, the following selling shareholders own an equal amount of warrants which entitle such shareholders to purchase one share of common stock for each warrant held at an exercise price of $1.00 per share. In addition, unless otherwise noted, we are registering all the shares of our common stock held by the selling stockholders and common stock underlying each warrant held by the selling stockholders.

Name of Selling Security Holder	Shares of Common Stock Owned Prior to Offering	Percent of Common Stock Owned Prior to the Offering (1)	Shares of Common Stock to be sold (2)	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned after Offering (3)
1571469 Ontario Inc. (4)	20,000	0.11%	40,000	0	0.00%
823284 Ontario Inc. (5)	7,920	0.04%	15,840	0	0.00%
874297 Ontario Ltd. (6)	5,000	0.03%	10,000	0	0.00%
Appleford, Dr. Lance	10,000	0.05%	20,000	0	0.00%
Arlinghaus, John D.	2,000	0.01%	4,000	0	0.00%
Arnot, Christopher P.	3,000	0.02%	6,000	0	0.00%
Azmier, Steven and Susan Vaisler	50,000	0.27%	100,000	0	0.00%
Babij, Rashelle	7,587	0.04%	15,174	0	0.00%
Benson, Lorna K.	20,000	0.11%	40,000	0	0.00%
Benson, Sheldon Earnest	40,000	0.21%	80,000	0	0.00%
Bowman, Lori	2,000	0.01%	4,000	0	0.00%
Boyd (held by Equity Trust Company), Pamela	5,000	0.03%	10,000	0	0.00%
Boyd, Pamela (7)	10,000	0.05%	10,000	10,000	0.05%
Brawley Cathers Limited (8)	100,000	0.53%	200,000	0	0.00%
Burchell, John	8,000	0.04%	16,000	0	0.00%
Burrows, Ellis	12,710	0.07%	25,420	0	0.00%
Caputo, Kareen L.	5,000	0.03%	10,000	0	0.00%
Caputo, Michael F.	21,000	0.11%	42,000	0	0.00%
Carr, Brian (9)	65,000	0.35%	90,000	20,000	0.09%
Carraro, Daniel	20,000	0.11%	40,000	0	0.00%
Coghlan, Barbara Joan	11,000	0.06%	22,000	0	0.00%
Coghlan, James	5,000	0.03%	10,000	0	0.00%
Cridon Investments Limited (10)	40,000	0.21%	80,000	0	0.00%
Degraw, Donald	4,000	0.02%	8,000	0	0.00%
Degraw, Karen Lee	6,000	0.03%	12,000	0	0.00%
Dider, Mary	3,000	0.02%	6,000	0	0.00%
Dobkowski, Woyciech	2,000	0.01%	4,000	0	0.00%
Dudziak, Boguslaw	4,000	0.02%	8,000	0	0.00%
Eagle Visions Securities Corp. (11)	100,000	0.53%	200,000	0	0.00%
Elle Lee Inc. (12)	6,000	0.03%	12,000	0	0.00%
Elms, Randy & Diane	1,000	0.01%	2,000	0	0.00%
Envo Tech. Inc. (13)	20,000	0.11%	40,000	0	0.00%
Evans, Greg Steven & Elinor Lynn	4,000	0.02%	8,000	0	0.00%
Fisher, David John	26,000	0.14%	52,000	0	0.00%
Gebczynski, Jurek	20,000	0.11%	40,000	0	0.00%

Global Partners, Inc. (14)	14,000	0.07%	28,000	0	0.00%
Goodhand, David	2,000	0.01%	4,000	0	0.00%
Gowing, Jane & Karen Faguy	5,000	0.03%	10,000	0	0.00%
Gowing, Pamela	1,000	0.01%	2,000	0	0.00%
Grills, Donna	40,000	0.21%	80,000	0	0.00%
Grobman, Grant Allan	15,000	0.08%	30,000	0	0.00%
Guetter, Henry	24,000	0.13%	48,000	0	0.00%
Harris, Deborah J.	5,000	0.03%	10,000	0	0.00%
Heard, Paula M.	2,000	0.01%	4,000	0	0.00%
Hillman, Robert W.	31,000	0.16%	62,000	0	0.00%
Hillman, Ronald A.	31,000	0.16%	62,000	0	0.00%
Hondzel, John F.	7,000	0.04%	14,000	0	0.00%
Keegan, Peter	4,000	0.02%	8,000	0	0.00%
Kilback, Glen D.	6,000	0.03%	12,000	0	0.00%
LaChance, James Barry	4,559	0.02%	9,118	0	0.00%
Lamarche, Joyce	3,000	0.02%	6,000	0	0.00%
Landowski, Czeslaw	4,000	0.02%	8,000	0	0.00%
Lawrence, Douglas B.	3,000	0.02%	6,000	0	0.00%
Lechner, Andre Paul	12,000	0.06%	24,000	0	0.00%
Letourineau, Diana	5,000	0.03%	10,000	0	0.00%
Loyens, John Peter	9,000	0.05%	18,000	0	0.00%
Loyens, William J.	2,500	0.01%	5,000	0	0.00%
Lukings, Eleanor	2,000	0.01%	4,000	0	0.00%
Lyle, Bruce W.	1,500	0.01%	3,000	0	0.00%
Macdonald, Charles David	8,000	0.04%	16,000	0	0.00%
Machesney, William Scott	10,000	0.05%	20,000	0	0.00%
Maloley, Robert G.	6,000	0.03%	12,000	0	0.00%
Mangal, Narais N.	10,000	0.05%	20,000	0	0.00%
Martin, Lewis (14)	95,000	0.51%	80,000	55,000	0.25%
Maste, Steven	1,580	0.01%	3,160	0	0.00%
McFall, Kevin Francis	10,000	0.05%	20,000	0	0.00%
McKinnell, Grant Douglas	4,000	0.02%	8,000	0	0.00%
McKinnell, Nadene Anne	6,000	0.03%	12,000	0	0.00%
McKinnell, Neil Douglas	4,000	0.02%	8,000	0	0.00%
McKinnon, Rebecca	20,000	0.11%	40,000	0	0.00%
Melo, Frank	5,000	0.03%	10,000	0	0.00%
Millar, Peter G.	2,000	0.01%	4,000	0	0.00%
Mirador Consulting Inc. (15)	500,000	2.66%	400,000	300,000	1.37%
Naraine, Geary	120,000	0.64%	240,000	0	0.00%
Naraine, Jewan	120,000	0.64%	240,000	0	0.00%
O’Neil, Gordon & Crystal Lee Smith	12,500	0.07%	25,000	0	0.00%
Ostby (Held by Equity Trust Company), Gary	13,000	0.07%	26,000	0	0.00%
Ostby (Held by Equity Trust Company), Margaret	13,000	0.07%	26,000	0	0.00%
Ostby, Gary Bernhard & Margaret Ann	6,000	0.03%	12,000	0	0.00%
Pettersen, Alfred	2,000	0.01%	4,000	0	0.00%
Pringle, Shannon M.	10,000	0.05%	20,000	0	0.00%
Raiche - Burchell, Tina	4,000	0.02%	8,000	0	0.00%
Robinson, Rod (16)	190,000	1.01%	280,000	50,000	0.23%
Roxborough Holdings Limited (17)	2,800,000	14.90%	400,000	2,600,000	11.88%
Ruby Chicks Investment Inc. (18)	5,000	0.03%	10,000	0	0.00%

Rumsam, John D.	6,000	0.03%	12,000	0	0.00%
Schmalz, Jennifer Lamarche	1,500	0.01%	3,000	0	0.00%
Schmidt, Lynn	5,000	0.03%	10,000	0	0.00%
Schuringa, Frederik John	2,000	0.01%	4,000	0	0.00%
Shea, Robert John (19)	50,000	0.27%	80,000	10,000	0.05%
Shea, TTEE for Matthew and Victoria Shea, Robert John	10,000	0.05%	20,000	0	0.00%
Sikorski, Julie A. & Gary G.	4,000	0.02%	8,000	0	0.00%
Sinclair, Randall	6,000	0.03%	12,000	0	0.00%
Sitabkhan, Salim	10,000	0.05%	20,000	0	0.00%
Smith, Douglas Lloyd	10,000	0.05%	20,000	0	0.00%
Smith, Joy A.	6,000	0.03%	12,000	0	0.00%
Stachura, Joseph A.	4,000	0.02%	8,000	0	0.00%
Stachura, Randy	4,000	0.02%	8,000	0	0.00%
Strashin, Elliot	3,000	0.02%	6,000	0	0.00%
Swaddling, Ron	5,000	0.03%	10,000	0	0.00%
Thomson, Harold E.	4,000	0.02%	8,000	0	0.00%
Tonita, Jodie	6,000	0.03%	12,000	0	0.00%
Toonders, Frank	6,000	0.03%	12,000	0	0.00%
Triebner, Donald Gerald	20,000	0.11%	40,000	0	0.00%
Tusch, Richard John	7,000	0.04%	14,000	0	0.00%
Uptigrove, Diane Carol	12,500	0.07%	25,000	0	0.00%
Uptigrove, Paul Gordon	12,500	0.07%	25,000	0	0.00%
Van Burgsteden, Hank	4,000	0.02%	8,000	0	0.00%
Van Burgsteden, Wim	10,000	0.05%	20,000	0	0.00%
Van Wyngaarden, Tony & Louise	10,000	0.05%	20,000	0	0.00%
Wernet, Cecilia	2,000	0.01%	4,000	0	0.00%
Wernet, Mark E.	3,000	0.02%	6,000	0	0.00%
Woolcox, Arlene	2,000	0.01%	4,000	0	0.00%
Woolcox, Christopher A.	1,000	0.01%	2,000	0	0.00%
Woolcox, Nicolas M.	2,000	0.01%	4,000	0	0.00%
Woolcox, Robert Orlo	2,000	0.01%	4,000	0	0.00%
Woolcox, Shaun	2,000	0.01%	4,000	0	0.00%
Wright, Willie E.	2,000	0.01%	4,000	0	0.00%
TOTAL	5,111,356	27.19%	4,142,712	3,045,000	13.92%

(1)	Based on 18,797,156 shares issued and outstanding as of June 20, 2006.
(2)

Based on the total of (i) the number of shares currently owned by each shareholder; plus, (ii) the number shares underlying warrants to purchase an additional amount of shares equal to the number of shares currently held by each shareholder.

(3)	Based on 21,878,658 shares issued and outstanding as of June 20, 2006 assuming the exercise of the 3,081,502 warrants outstanding.
(4)	1571469 Ontario Inc. is beneficially owned by James F. Wilson.
(5)	823294 Ontario Inc. is beneficially owned by The Payne Family Trust.
(6)	874297 Ontario Ltd. is beneficially owned by Catherine Somerville.
(7)

Pamela Boyd currently owns 10,000 shares of our common stock and warrants to purchase an additional 10,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 5,000 shares of the 10,000 shares she currently owns as well as 5,000 shares issuable upon exercise of the warrants.

(8)

Brawley Cathers Limited is beneficially owned by the following: Peter Aitken, Tom Bradbury, Murray Galloway, Cam Laidlaw, Jane Laidlaw, David Macdonald, Robin Matheson, David Stovel, Roger Warren, Karen Weir and Daniel C. Hardie.

(9)

Brian Carr currently owns 65,000 shares of our common stock and warrants to purchase an additional 45,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 45,000 shares of the 65,000 shares he currently owns as well as all 45,000 shares issuable upon exercise of the warrants.

(10)	Cridon Investments Limited is beneficially owned by Donald V. Crich.
(11)	Eagle Vision Securities Corp. is beneficially owned by Kyle Wolfe.
(12)	Elle Lee Inc. is beneficially owned by Michelle Hrga.
(13)	Envo Tech Inc. is beneficially owned by George Friesen and Norman-Lee Pulliam.
(14)	Global Partners Inc. is beneficially owned by Richard Tonita.
(15)

Lewis Martin currently owns 95,000 shares of our common stock and warrants to purchase an additional 40,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 40,000 shares of the 95,000 shares he currently owns as well as all 40,000 shares issuable upon exercise of the warrants.

(16)

Mirador Consulting Inc. is beneficially owned by Brian S. John and Richard Miller. Mirador Consulting Inc. currently owns 500,000 shares of our common stock and warrants to purchase an additional 200,000 shares of our common stock which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. We are registering 200,000 shares of the 500,000 shares it currently owns as well as all 200,000 shares issuable upon exercise of the warrants.

(17)

Rod Robinson currently owns 190,000 shares of our common stock and warrants to purchase an additional 140,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 140,000 shares of the 190,000 shares he currently owns as well as all 140,000 shares issuable upon exercise of the warrants.

(18)

Roxborough Holdings Inc. is controlled by our director, David Williams. Roxborough Holdings Inc. currently owns 2,800,000 shares of our common stock and warrants to purchase an additional 200,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 200,000 shares of the 2,800,000 sharesit currently owns as well as all 200,000 shares issuable upon exercise of the warrants.

(19)

Ruby Chicks Investment Inc. is beneficially owned by the following: Kelly Smith, Arlene Woolcox, Susan Feagan, Emily Cieslinski, Marj Smith, Lori Lamarche-Bowman, Margaret Hammell, Diane Elms, Sandra Goodhand and Pat Duguid.

(20)

Robert John Shea currently owns 50,000 shares of our common stock and warrants to purchase an additional 40,000 shares of our common stock at an exercise price of $1.00 per share. We are registering 40,000 shares of the 50,000 shares he currently owns as well as all 40,000 shares issuable upon exercise of the warrants.

The following selling shareholder only owns warrants which entitle such shareholder to purchase one share of common stock for each warrant held.

Name of selling stockholder	Shares of Common Stock Owned Prior to Offering	Percent of Common Stock Owned Prior to the Offering (1)	Shares of Common Stock to be sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned after Offering (2)
1451624 Ontario Inc. (3)	0	0	765,146	0	0
TOTAL	0	0	765,146	0	0

(1)	Based on 18,797,156 shares issued and outstanding as of June 20, 2006.
(2)	Based on 21,878,658 shares issued and outstanding as of June 20, 2006, assuming the exercise of the 3,081,502 warrants outstanding.
(3)

1451624 Ontario Inc. is beneficially owned by David Goodband and The Payne Family Trust. 1451624 Ontario Inc. owns no shares of common stock, however it owns warrants to purchase 765,146 shares of our common stock. All 765,146 shares issuable upon exercise of the warrants are being registered.

PLAN OF DISTRIBUTION

The selling stockholders may effect the distribution of the shares in one or more transactions that may take place through block trades or ordinary broker’s transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of shares will be made at market prices prevailing at the time or at negotiated prices. Selling stockholders may pay unusual and customary or specifically negotiated brokerage fees or commissions in connection such sales. We have agreed to pay registration expenses incurred in connection with this registration.

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of our common stock sold less the aggregate agents’ commissions and underwriters’ discounts, if any. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriter” within the meaning of the Securities Act of 1933 (the “Act”), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

One of our selling security holders, Brawley Cathers Limited is a broker-dealer and an “underwriter” with the meaning of the Securities Act of 1933 with respect to the shares that it is offering for resale.

The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

Under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling stockholders.

We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

We have agreed to indemnify the selling stockholders in certain circumstances, against certain liabilities arising under the Act. The selling stockholders have agreed to indemnify our directors and officers who sign the registration statement against certain liabilities, including liabilities arising under the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a five-year employment agreement with Peter Vaisler, our CEO and President, to act as our President and Chief Executive Officer on a full-time basis. The agreement will commence on the date that this SB-2 Registration Statement is declared effective by the SEC and will expire five years from such date. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer’s opinion acceptable to both parties. We may terminate Mr. Vaisler’s employment agreement for “cause.” Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

We also have a consulting agreement with Mr. Vaisler. The consulting agreement calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. The consulting agreement commenced on December 1, 2001 and expires on December 1, 2006. Upon the commencement of Mr. Vaisler’s employment agreement set forth above (when this SB-2 registration statement is declared effective by the SEC), the consulting agreement shall terminate.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

As of June 20, 2006, we had 18,797,156, shares of $0.01 par value common stock were issued and outstanding. We are presently authorized to issue up to 100,000,000 shares of $0.01 par value common stock.

Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We have no preferred stock authorized.

Warrants

As of June 20, 2006, we have 3,081,502 warrants outstanding. Each warrant entitles the warrant holder to one share of our common stock. The exercise price for 2,881,502 warrants is $1.00 per share. Mirador Consulting Inc. has 200,000 warrants which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. We will receive proceeds from the exercise of the warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2005, there have been no disagreements with Webb & Company, P.A., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus have been audited by Webb and Company, P.A., Certified Public Accountant, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Anslow & Jaclin, LLP has withdrawn its previous legal opinion and shareholders and investors may not rely upon such previous legal opinion in connection with this registration statement.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Source Atlantic, Inc. and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Spurce Atlantic, Inc. with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Source Atlantic, Inc. that file electronically with the SEC at the following Internet address: (http:www.sec.gov).

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	BALANCE SHEET AS OF MARCH 31, 2006 (UNAUDITED)

PAGE	2	STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2006 (UNAUDITED)

PAGES	3 - 4	STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2006 (UNAUDITED)

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2006 (UNAUDITED)

PAGES	6 – 15	NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF MARCH 31, 2006

(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$36,945
Total Current Assets	36,945

Property and Equipment, net	6,420

TOTAL ASSETS	$43,365

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$55,953
Due to related party	308,159
Notes payable, net of discount of $3,561	101,439
Notes payable - related party, net of discount of $5,621	94,379

TOTAL CURRENT LIABILITIES	559,930

COMMITMENTS AND CONTINGENCIES	-

Common Stock Subject to Rescission Offer, $.01 par value,
1,986,646 shares issued and outstanding	1,084,823

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.01 par value, 100,000,000 shares authorized, 16,810,510 shares issued and outstanding	168,105
Additional paid in capital	377,414
Subscriptions receivable	(6,300)
Accumulated deficit during development stage	(2,140,607)
Total Stockholders’ Deficiency	(1,601,388)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$43,365

See accompanying notes to financial statements.

1

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months March 31,		For The Period From November 6, 2001 (Inception) to March 31, 2006 (Restated)
	2006	2005 (Restated)
OPERATING EXPENSES
Consulting fees	$-	$35,348	$526,868
Consulting fees - related party	62,500	62,500	1,083,333
Professional fees	14,542	32,463	255,985
General and administrative	22,136	9,630	271,304
Total Operating Expenses	99,178	139,941	2,137,490

OTHER EXPENSE
Interest expense	(1,931)	-	(3,117)
Total Other Expense	(1,931)	-	(3,117)

NET LOSS	$(101,109)	$(139,941)	$(2,140,607)

Net loss per share - basic and diluted	$(0.01)	(0.01)	$(0.13)

Weighted average number of shares outstanding during the period - basic and diluted	16,819,510	16,456,510	16,479,126

See accompanying notes to financial statements.

2

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2006

(UNAUDITED)

	Common Stock		Additional Paid-In	Subscription	Deferred Stock	Accumulated Deficit During Development
	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Common stock issued to founders for services ($0.01 per share)	8,410,000	$84,100	$-	$-	$-	$-	$84,100

Common stock issued for cash ($0.0137 per share)	7,687,800	76,878	28,186	(105,064)	-	-	-

Net loss for the period from November 6, 2001 (inception) to December 31, 2001	-	-	-	-	-	(104,933)	(104,933)

Balance, December 31, 2001 (Restated)	16,097,800	160,978	28,186	(105,064)	-	(104,933)	(20,833)

Common stock with warrants issued for services ($0.50 per share)	112,710	1,127	55,228	-	(27,083)	-	29,272

Common stock issued for services ($0.50 per share)	100,000	1,000	49,000	-	(16,667)	-	33,333

Collection of subscriptions receivable	-	-	-	56,290	-	-	56,290

Net loss, 2002	-	-	-	-	-	(482,211)	(482,211)

Balance, December 31, 2002 (Restated)	16,310,510	163,105	132,414	(48,774)	(43,750)	(587,144)	(384,149)

Amortization of deferred compensation	-	-	-	-	43,750	-	43,750

Net loss, 2003	-	-	-	-	-	(417,622)	(417,622)

Balance, December 31, 2003 (Restated)	16,310,510	163,105	132,414	(48,774)	-	(1,004,766)	(758,021)

Common stock with options issued for services ($0.50 per share)	200,000	2,000	98,000	-	(4,158)	-	95,842

Issuance of warrants for services	-	-	-	-	-	-	-

Net loss, 2004	-	-	-	-	-	(489,255)	(489,255)

Balance, December 31, 2004 (Restated)	16,510,510	165,105	230,414	(48,774)	(4,158)	(1,494,021)	(1,151,434)

See accompanying notes to financial statements.

3

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO MARCH 31, 2006

(UNAUDITED)

Common stock with options issued for services ($0.50 per share)	300,000	3,000	147,000	(300)	(149,700)	-	-

Amortization of deferred compensation	-	-	-	-	147,621	-	147,621

Collection of subscription receivable	-	-	-	42,774	-	-	42,774

Net loss, 2005	-	-	-	-	-	(545,477)	(545,477)

Balance, December 31, 2005	16,810,510	$168,105	$377,414	$(6,300)	$(6,237)	$(2,039,498)	(1,506,516)

Amortization of deferred compensation	-	-	-	-	6,237	-	6,237

Net Loss, quarter ended March 31, 2006	-	-	-	-	-	(101,109)	(101,109)

BALANCE, MARCH 31, 2006	16,810,510	$168,105	$377,414	$(6,300)	$-	$(2,140,607)	$(1,601,388)

See accompanying notes to financial statements.

4

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Three Months Ended March 31, 2006	For The Three Months Ended March 31, 2005 (Restated)	For The Period From November 6, 2001 (Inception) to March 31, 2006 (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(101,109)	$(139,941)	$(2,140,607)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	6,237	35,346	440,155
Depreciation expense	558	558	4,746
Amortization	1,932	-	3,118
Changes in operating assets and liabilities:
Due to related party	-	-	308,159
Accounts payable and accrued expenses	10,591	(14,727)	43,653
Net Cash Used In Operating Activities	(81,791)	(118,764)	(1,340,776)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	-	(11,166)
Net Cash Used In Investing Activities	-	-	(11,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	-	-	105,000
Proceeds from issuance of debt - related party	100,000	-	100,000
Proceeds from issuance of common stock subject to rescission	-	3,686	1,084,823
Proceeds from issuance of common stock	-	59,314	99,064
Net Cash Provided By Financing Activities	100,000	63,000	1,388,887

NET INCREASE (DECREASE) IN CASH	18,209	(55,764)	36,945

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	18,736	82,021	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,945	$26,257	$36,945

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Cash paid for income taxes	$-	$-	$-

Cash paid for interest expense	$-	$-	$-

See accompanying notes to financial statements.

5

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At March 31, 2006, the Company did not have any balances that exceeded FDIC insurance limits.

(D) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of five years.

6

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

(E) Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of March 31, 2006 and 2005, 2,881,502 and 2,876,502; respectively of common share equivalents were anti-dilutive and not used in the calculation of diluted net loss per share.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

(L) Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No,. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This Statement is effective in fiscal years beginning after December 15, 2005. The Company has not yet determined the effect of implementing this standard.

7

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

NOTE 2	RESTATEMENT

The financial statements for the period ended March 31, 2005 have been restated due to the Company discovering that the authorized capitalization was not sufficient to permit the Company issue common stock sold to investors during the private placement prior to July 2005. Between April 2002 and July, 2005 the Company issued an aggregate of 1,803,646 shares of common stock. The following adjustments and reclassifications have been made to the March 31, 2005 financial statements are detailed as follows:

(a)	Common stock has been restated to reduce the number of shares issued by (1,803,646).

(b)	Additional paid-in capital has been restated by $(898,137).

(c)	The shares issued during April 2002 through July 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

NOTE 3	PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2006 were as follows:

Computer	$11,166
Less accumulated depreciation	(4,746)

$6,420

During the three months ended March 31, 2006 and 2005 and for the period from November 6, 2001 to March 31, 2006, the Company recorded depreciation expense of $558, $558 and $4,746, respectively.

NOTE 4	NOTES PAYABLE

Note amount	$105,000
Discount	(3,561)

Balance	$101,439

8

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

Between October and December 2005 three investors loaned the Company a total of $105,000. The notes are unsecured, due one year from the date of issuance and are non interest bearing for the first nine months, then accrued interest at a rate of 6% per annum for the remaining three months.

The Company imputed interest on the non interest bearing portion of the notes at a rate of 6% per annum. At March 31, 2006 the Company recorded a discount on the notes of $6,300. During the three months ended March 31, 2006 and 2005 and for the period from November 6, 2001 to March 31, 2006, the Company recorded amortization expense of $1,554, $0 and $3,561, respectively.

NOTE 5	NOTES PAYABLE – RELATED PARTY

Note amount	$100,000
Discount	(5,621)

Balance	$94,379

In February, 2006 a director of the Company loaned the Company $100,000 The loan is interest free for the first nine months and six percent interest for the last three months. The loan is unsecured and due March 8, 2007.

The Company imputed interest on the non interest bearing portion of the notes at a rate of 6% per annum. At March 31, 2006 the Company recorded a discount on the notes of $6,000. During the three months ended March 31, 2006 and 2005 and for the period from November 6, 2001 to March 31, 2006, the Company recorded amortization expense of $379, $0 and $379, respectively.

NOTE 6	EQUITY SUBJECT TO RESCISSION

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

9

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

During 2002, the Company received cash and subscriptions receivable of $148,000 for 296,000 units consisting of one share of common stock and one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

During 2003, the Company received cash and a subscription receivable of $661,323 for 1,322,646 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

During the year ended December 31, 2004, the Company received cash of $92,500 for 185,000 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 per share ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

NOTE 7	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued to Founders

During 2001, the Company issued 8,410,000 shares of common stock to founders for services with a fair value of $84,100 ($0.01 per share).

(B) Common Stock and Warrants Issued for Cash

During 2001, the Company received subscriptions receivable of $105,064 for 7,687,800 shares of common stock ($0.0137 per share).

During the year ended December 31, 2004, the Company collected $159,782 of subscriptions receivable.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share).

By the year ended December 31, 2005 the Company collected $42,774 of subscription receivables.

10

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

(C) Common Stock and Warrants Issued for Services

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $22,917 and $27,083 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). For the years ended December 31, 2005 and 2004, the Company has recognized consulting expense of $4,158 and $95,842, respectively under the agreement.

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005 the Company has recognized consulting expense of $143,463 under the agreement.

11

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

In December 2005 the Company issued 5,000 shares of common stock with a fair market value of $2,500 for services.

(D) Common Stock Warrants

The Company issued 382,573 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was included in general and administrative expense at the grant date.

In connection with the issuance of common stock units for cash and services, the Company has an aggregate of 2,881,502 and 2,876,502 warrants outstanding at March 31, 2006 and 2005, respectively. The Company has reserved 2,881,502 shares of common stock for the future exercise of the warrants at December 31, 2005.

(E) Amendment to Articles of Incorporation

During 2004, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.01 per share.

NOTE 8	RELATED PARTY TRANSACTIONS

See Note 7.

NOTE 9	COMMITMENTS AND CONTINGENCIES

(A) Consulting Agreements

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an SB-2 Registration Statement (See Note 10). The Company has accrued $308,159 under the agreement to the consultant at March 31, 2006. For the Period November 6, 2001(Inception) to March 31, 2006 the Company recorded $1,083,833 of expenses associated with this agreement.

12

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During June 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for cash payments totaling $120,000. The Company recorded $55,000 and $65,000 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings. The Company recorded $27,083 and $22,917 of consulting expense for the years ended December 31, 2003 and 2002, respectively ($0.50 per share). The agreement was fully expensed as of December 31, 2003.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock, monthly retainers of $4,000, warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share) (See Note 6(A)).

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. During the three months ended March 31, 2006 and 2005 and for the period

13

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

from November 6, 2001 to March 31, 2006, the Company recorded consulting expense of $8,237, $37,188 and $173,700, respectively under the agreement.

(B) License Agreement

Upon effectiveness of the employment agreement with our Chief Executive Officer and President, the Company will be entitled to use certain technology and know-how that is owned by our Chief Executive Officer and President royalty free until the end of the employment agreement. Upon termination of the employment agreement with the Chief Executive Officer and President, the Company has the right to license the technology for a one time fee. The license fee will be negotiated by the Company and the Chief Executive Officer and will equal the replacement value of such technology and will be determined with reference to the engineer’s opinion dated March 6, 2002, a copy of which is attached to the employment agreement (See Note 5(A)).

(C) Employment Agreement

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement (See Note 8(A) and 10).

(D) Rescission Offer

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal and state securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Damages generally are equal to the difference between the purchase price plus interest at the legal rate and the value of the security at the time it was disposed of by the investor plus the amount of any income, if any, received from the security by the investor. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received. In addition, the various states in which the purchasers

14

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

reside could bring administrative actions against as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related state laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California’s Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

NOTE 10	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, a stockholders’ deficiency of $1,601,388, a working capital deficiency of $522,985 and used cash in operations from inception of $1,340,776. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

15

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2	BALANCE SHEET AS OF DECEMBER 31, 2005

3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 2005 AND 2004 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2005

4	STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2005

5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 AND FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31, 2005

6 – 11	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Alliance Recovery Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Alliance Recovery Corporation (a development stage company) as of December 31, 2005, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from November 6, 2001 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Alliance Recovery Corporation (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from November 6, 2001 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company is in the development stage with no operations, a stockholders’ deficiency of $1,506,516, a working capital deficiency of $428,671 and used cash in operations from inception of $1,258,985. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2, the Company restated its consolidated financial statements for the year ended December 31, 2004.

WEBB & COMPANY, P.A.

Boynton Beach, Florida March 26, 2006

1

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$18,736

Property and Equipment, net	6,978

TOTAL ASSETS	$25,714

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$39,363
Due to related party	308,158
Notes payable, net of discount of $5,114	99,886

TOTAL CURRENT LIABILITIES	447,407

COMMITMENTS AND CONTINGENCIES	-

Common Stock Subject to Rescission Offer, $.01 par value,
1,986,646 shares issued and outstanding	1,084,823

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.01 par value, 100,000,000 shares authorized, 16,810,510 shares issued and outstanding	168,105
Additional paid in capital	377,414
Subscriptions receivable	(6,300)
Deferred stock compensation	(6,237)
Accumulated deficit during development stage	(2,039,498)
Total Stockholders’ Deficiency	(1,506,516)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$25,714

See accompanying notes to financial statements.

2

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		For The Period From November 6, 2001 (Inception) to December 31, 2005 (Restated)
	2005	2004
		(Restated)
OPERATING EXPENSES
Consulting fees	$75,271	$127,642	$526,868
Consulting fees - related party	250,000	250,000	1,020,833
Professional fees	71,735	55,728	241,443
General and administrative	147,285	55,885	249,168

TOTAL EXPENSES	544,291	489,255	2,038,312

Interest Expense	1,186	-	1,186

NET LOSS	$(545,477)	$(489,255)	$(2,039,498)

Net loss per share - basic and diluted	$(0.03)	(0.03)	$(0.12)

Weighted average number of shares outstanding during the period - basic and diluted	16,817,798	16,505,031	16,423,406

See accompanying notes to financial statements.

3

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION)

TO DECEMBER 31, 2005

	Common Stock		Additional Paid-In	Subscription	Deferred Stock	Accumulated Deficit During Development
	Shares	Amount	Capital	Receivable	Compensation	Stage	Total

Common stock issued to founders for services ($0.01 per share)	8,410,000	$84,100	$-	$-	$-	$-	$84,100

Common stock issued for cash ($0.0137 per share)	7,687,800	76,878	28,186	(105,064)	-	-	-

Net loss for the period from November 6, 2001 (inception) to December 31, 2001	-	-	-	-	-	(104,933)	(104,933)

Balance, December 31, 2001 (Restated)	16,097,800	160,978	28,186	(105,064)	-	(104,933)	(20,833)

Common stock with warrants issued for services ($0.50 per share)	112,710	1,127	55,228	-	(27,083)	-	29,272

Common stock issued for services ($0.50 per share)	100,000	1,000	49,000	-	(16,667)	-	33,333

Collection of subscriptions receivable	-	-	-	56,290	-	-	56,290

Net loss, 2002	-	-	-	-	-	(482,211)	(482,211)

Balance, December 31, 2002 (Restated)	16,310,510	163,105	132,414	(48,774)	(43,750)	(587,144)	(384,149)

Amortization of deferred compensation	-	-	-	-	43,750	-	43,750

Net loss, 2003	-	-	-	-	-	(417,622)	(417,622)

BALANCE, DECEMBER 31, 2003 (Restated)	16,310,510	163,105	132,414	(48,774)	-	(1,004,766)	(758,021)

Common stock with options issued for services ($0.50 per share)	200,000	2,000	98,000	-	(4,158)	-	95,842

Issuance of warrants for services	-	-	-	-	-	-	-

Net loss, 2004	-	-	-	-	-	(489,255)	(489,255)

BALANCE, DECEMBER 31, 2004 (Restated)	16,510,510	165,105	230,414	(48,774)	(4,158)	(1,494,021)	(1,151,434)

Common stock with options issued for services ($0.50 per share)	300,000	3,000	147,000	(300)	(149,700)	-	-

Amortization of deferred compensation	-	-	-	-	147,621	-	147,621

Collection of subscription receivable	-	-	-	42,774	-	-	42,774

Net loss, 2005	-	-	-	-	-	(545,477)	(545,477)

BALANCE, December 31, 2005	16,810,510	$168,105	$377,414	$(6,300)	$(6,237)	$(2,039,498)	$(1,506,516)

See accompanying notes to financial statements.

4

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For The Year Ended December 31, 2005	For The Year Ended December 31,2004 (Restated)	For The Period From
			November 6, 2001 (Inception) To December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(545,477)	$(489,255)	$(2,039,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	147,621	95,842	433,918
Depreciation expense	2,233	1,955	4,188
Amortization	1,186	-	1,186
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(3,308)	42,126	341,221
Net Cash Used In Operating Activities	(397,745)	(349,332)	(1,258,985)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(11,166)	(11,166)
Net Cash Used In Investing Activities	-	(11,166)	(11,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	105,000	-	105,000
Proceeds from issuance of common stock subject to rescission	186,686	145,624	1,084,823
Proceeds from issuance of common stock	42,774	104,158	99,064
Net Cash Provided By Financing Activities	334,460	249,782	1,288,887

NET INCREASE (DECREASE) IN CASH	(63,285)	(110,716)	18,736

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	82,021	192,737	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$18,736	$82,021	$18,736

Supplemental disclosure of non cash investing & financing activities:
Cash paid for interest expense	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements.

5

ALLIANCE RECOVERY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 and 2004

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Alliance Recovery Corporation (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on November 6, 2001. The Company is developing resource recovery technologies and strategies to convert industrial and other waste materials into fuel oil, gases and other valuable commodities.

Activities during the development stage include developing the business plan and raising capital.

(B)	Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)	Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2005, the Company did not have any balances that exceeded FDIC insurance limits.

(D)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of five years.

(E)	Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2005 and 2004, the Company has a net operating loss carryforward of approximately $2,039,000 and $1,494,000 respectively, available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 and 2004 was $643,429 and $507,967, respectively. The net change in the valuation allowance for the year ended December 31, 2005 was an increase of $185,462.

6

(F)	Stock-Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

(G)	Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2005 and 2004,2,881,502 and 2,876,502; respectively of common share equivalents were anti-dilutive and notused in the calculation of diluted net loss per share.

(H)	Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I)	Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

(J)	Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”“ SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2	RESTATEMENT OF 2004

The financial statements for the year ended December 31, 2004 have been restated due to the Company discovering that the authorized capitalization was not sufficient to permit the Company issue common stock sold to investors during the private placement prior to July, 2004. Between April 2002 and July, 2004 the Company issued an aggregate of 1,803,646 shares of common stock. The following adjustments and reclassifications have been made to the December 31, 2004 financial statements are detailed as follows:

a. Common stock – has been restated to reduce the number of shares issued by (1,803,646).

b. APIC has been restated by $(898,137).

c. The shares issued during April 2002 through July, 2004 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

NOTE 3	PROPERTY AND EQUIPMENT

	Property and equipment at December 31, 2005 were as follows:

	Computer	$11,166
	Less accumulated depreciation	(4,188)

		$6,978

	During the years ended December 31, 2005 and 2004 and for the period from November 6, 2001 to December 31, 2004, the Company recorded depreciation expense of $2,233, $1,995 and $4,188, respectively.

NOTE 4	NOTES PAYABLE

Note Amount	$105,000
Discount	(5,114)

Balance	$99,886

Between October and December 2005 three investors loaned the Company a total of $105,000. The notes are unsecured, due one year from the date of issuance and are non interest bearing for the first nine months, then accrued interest at a rate of 6% per annum for the remaining three months.

The Company imputed interest on the non interest bearing portion of the notes at a rate of 6% per annum. At December 31, 2005 the Company recorded a discount on the notes of $6,300and amortized $1,186 of the discount as interest expense.

NOTE 5	EQUITY SUBJECT TO RESCISSION

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2005 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

During 2002, the Company received cash and subscriptions receivable of $148,000 for 296,000 units consisting of one share of common stock and one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

During 2003, the Company received cash and a subscription receivable of $661,323 for 1,322,646 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

During the year ended December 31, 2004, the Company received cash of $92,500 for 185,000 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 per share ($0.50 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share). Such amounts have been recorded as equity subject to rescission as of December 31, 2005.

NOTE 6	STOCKHOLDERS’ EQUITY

(A)	Common Stock Issued to Founders

During 2001, the Company issued 8,410,000 shares of common stock to founders for services with a fair value of $84,100 ($0.01 per share).

(B)	Common Stock and Warrants Issued for Cash

During 2001, the Company received subscriptions receivable of $105,064 for 7,687,800 shares of common stock ($0.0137 per share).

During the year ended December 31, 2004, the Company collected $159,782 of subscriptions receivable.

In 2005, the Company sold a total of 183,000 shares of common stock to nine individuals for cash of $183,000 ($1.00 per share).

By the year ended December 31, 2005 the Company collected $42,774 of subscription receivables.

(C)	Common Stock and Warrants Issued for Services

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $22,917 and $27,083 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). For the years ended December 31, 2005 and 2004, the Company has recognized consulting expense of $4,158 and $95,842, respectively under the agreement.

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005 the Company has recognized consulting expense of $143,463 under the agreement.

In December 2005 the Company issued 5,000 shares of common stock with a fair market value of $2,500 for services.

(D)	Common Stock Warrants

The Company issued 382,573 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was included in general and administrative expense at the grant date.

In connection with the issuance of common stock units for cash and services, the Company has an aggregate of 2,881,502 and 2,876,502 warrants outstanding at December 31, 2005 and 2004, respectively. The Company has reserved 2,881,502 shares of common stock for the future exercise of the warrants at December 31, 2005.

(E)	Amendment to Articles of Incorporation

During 2004, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.01 per share.

NOTE 7	RELATED PARTY TRANSACTIONS

See Note 6.

NOTE 8	COMMITMENTS AND CONTINGENCIES

(A)	Consulting Agreements

During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an SB-2 Registration Statement (See Note 10). The Company has accrued $303,354 under the agreement to the consultant at December 31, 2005. For the Period November 6, 2001(Inception) to December 31, 2005 the Company recorded $1,020,833 of expenses associated with this agreement.

During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

During June 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for cash payments totaling $120,000. The Company recorded $55,000 and $65,000 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings. The Company recorded $27,083 and $22,917 of consulting expense for the years ended December 31, 2003 and 2002, respectively ($0.50 per share). The agreement was fully expensed as of December 31, 2003.

During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock, monthly retainers of $4,000, warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share) (See Note 6(A)).

In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement. For the year ended December 31, 2005, the Company has recognized consulting expense of $143,463 under the agreement.

(B)	License Agreement

Upon effectiveness of the employment agreement with our Chief Executive Officer and President, the Company will be entitled to use certain technology and know-how that is owned by our Chief Executive Officer and President royalty free until the end of the employment agreement. Upon termination of the employment agreement with the Chief Executive Officer and President, the Company has the right to license the technology for a one time fee. The license fee will be negotiated by the Company and the Chief Executive Officer and will equal the replacement value of such technology and will be determined with reference to the engineer’s opinion dated March 6, 2002, a copy of which is attached to the employment agreement (See Note 5(A)).

(C)	Employment Agreement

During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement (See Note 8(A) and 10).

(D)	Rescission Offer

Common stock sold prior to July, 2005 pursuant to the Company’s private placement offer may be in violation of the requirements of the Securities Act of 1933. In October 2005, the Company became aware that the private placement offers made prior to July 1, 2005 may have violated federal and state securities laws based on the inadequacy of the Company’s disclosures made in its offering documents for the units concerning the lack of unauthorized shares. Under state securities laws the investor can sue us to recover the consideration paid for the security together with interest at the legal rate, less the amount of any income received from the security, or for damages if he or she no longer owns the security or if the consideration given for the security is not capable of being returned. Damages generally are equal to the difference between the purchase price plus interest at the legal rate and the value of the security at the time it was disposed of by the investor plus the amount of any income, if any, received from the security by the investor. Generally, certain state securities laws provide that no suit can be maintained by an investor to enforce any liability created under certain state securities statues if the seller makes a written offer to refund the consideration paid together with interest at the legal rate less the amount of any income, if any, received on the security or to pay damages and the investor refuses or fails to accept the offer within a specified period of time, generally not exceeding 30 days from the date the offer is received. In addition, the various states in which the purchasers reside could bring administrative actions against as a result of the rescission offer. The remedies vary from state to state but could include enjoining us from further violations of the subject state law, imposing civil penalties, seeking administrative assessments and costs for the investigations or bringing suit for damages on behalf of the purchaser.

There is considerable legal uncertainty under both federal securities and related laws concerning the efficacy of rescission offers and general waivers with respect to barring claims that would be based on the failure to disclose information described above in a private placement. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California’s Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer. As a result, the rescission offer may not terminate any or all potential liability that we may have in connection with that private placement. In addition, there can be no assurance that we will be able to enforce the waiver we received in connection with the rescission offer to bar any claims based on allegations of fraud or other federal or state law violations that the rescission offerees may have, until the applicable statutes of limitations have run.

Based on potential violations that may have occurred under the Securities Act of 1933, the Company made a rescission offer to investors who acquired the Company’s common stock prior to July 1, 2005. As such, the proceeds of $1,084,823 from the issuance of 1,986,646 shares of common stock through July 1, 2004 have been classified outside of equity in the balance sheet and classified as common stock subject to rescission.

NOTE 9	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, a stockholders’ deficiency of $1,506,516, a working capital deficiency of $428,671 and used cash in operations from inception of $1,258,985. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 10	SUBSEQUENT EVENTS

In February, 2006 Directors of the Company loaned the Company $100,000 The loan is interest free for the first nine months and six percent for the last three months. The loan is unsecured and due March 8, 2007.

ALLIANCE RECOVERY CORPORATION

6,805,658 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE

HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II-- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons’ conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, Article X of our bylaws states that every one of our directors, officers, employees, and agents shall be indemnified by us to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$535.87
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees(1)	$5,000
Total (1)	$80,535.87

(1) Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 23, 2002, we issued 100,000 shares of our restricted common stock to Ken Hurrell for financial advisory consulting services. The issuance was valued at $.50 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Hurrell was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Hurrell had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 1, 2002, we issued 12,710 units consisting of one share of restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to Ellis Burrows for marketing strategies and consulting services. The issuance was valued at $.50 per unit or $6,355. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. Mr. Burrows was a sophisticated investor and had access to information normally provided in a prospectus regarding

us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Mr. Burrows had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and the shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 15, 2002, we issued 100,000 units consisting of one share of restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to Brawley Cathers Limited for resource recovery consulting services. The issuance was valued at $.50 per unit or $50,000. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. Brawley Cathers Limited was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Brawley Cathers Limited had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From April 2002 through October 2002, we issued 296,000 units consisting of one share of restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to the following parties for cash consideration of $.50 per unit: Daniel Carraro - 20,000 units; Cridon Investments - 40,000 units; Eagle Visions - 100,000 units; David Fisher - 26,000 units; Jurek Gebczynski - 10,000 units; Donna Grills - 40,000 units; Rebecca McKinnon - 20,000 units; Geary Naraine – 20,000 units; and Jewan Naraine - 20,000 units. The issuances were valued at $.50 per unit or $148,000 in the aggregate. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 296,000 shares issued during the period commencing April 2002 and ending October 2002 were subject to rescission as disclosed below.

From January 2003 through December 2003, we 1,321,646 units consisting of one share of our restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to the following parties for cash consideration of $.50 per share. Mirador Consulting, Inc. did not locate any of the purchasers listed on the table below. Mr. Vaisler, our officer and director, through his personal and business contacts, located all the purchasers set forth below:

Name of Subscriber	Units Purchased	Date of Investment	Consideration
BENSON, LORNA K.	20,000	1/1/2003	$10,000
BENSON, SHELDON EARNEST	20,000	1/1/2003	$10,000
MARTIN, LEWIS	40,000	1/1/2003	$20,000
MARTIN, WALTER	40,000	1/1/2003	$20,000
TRIEBNER, DONALD GERALD	20,000	1/1/2003	$10,000
823284 ONTARIO INC.	7,920	2/1/2003	$3,960
874297 ONTARIO LTD.	5,000	2/1/2003	$2,500
BOWMAN, LORI	2,000	2/1/2003	$1,000
CAPUTO, KAREEN L.	5,000	2/1/2003	$2,500
CAPUTO, MICHAEL F.	5,000	2/1/2003	$2,500
COGHLAN, BARBARA JOAN	5,000	2/1/2003	$2,500
COGHLAN, JAMES	5,000	2/1/2003	$2,500
DIDER, MARY	3,000	2/1/2003	$1,500
DOBKOWSKI, WOYCIECH	2,000	2/1/2003	$1,000
ELMS, RANDY & DIANE (JT TEN)	1,000	2/1/2003	$500
EVANS, GREG STEVEN & ELINOR LYNN (JT TEN)	4,000	2/1/2003	$2,000
GOODHAND, DAVID	2,000	2/1/2003	$1,000
GOWING, JANE & KAREN FAGUY	5,000	2/1/2003	$2,500
HEARD, PAULA M.	2,000	2/1/2003	$1,000
HONDZEL, JOHN F.	3,000	2/1/2003	$1,500
HONDZEL, JOHN F.	4,000	2/1/2003	$2,000
KEEGAN, PETER	4,000	2/1/2003	$2,000
LAMARCHE, JOYCE	3,000	2/1/2003	$1,500
LANDOWSKI, CZESLAW	4,000	2/1/2003	$2,000
LETOURINEAU, DIANA	5,000	2/1/2003	$2,500
LOYENS, JOHN PETER	2,000	2/1/2003	$1,000
LOYENS, WILLIAM J.	2,500	2/1/2003	$1,250
LUKINGS, ELEANOR	2,000	2/1/2003	$1,000
LYLE, BRUCE W.	1,500	2/1/2003	$750
MALOLEY, ROBERT G.	6,000	2/1/2003	$3,000
MASTE, STEVEN	1,580	2/1/2003	$790
MCKINNELL, GRANT DOUGLAS	4,000	2/1/2003	$2,000
MCKINNELL, NEIL DOUGLAS	4,000	2/1/2003	$2,000
MELO, FRANK	5,000	2/1/2003	$2,500
O’NEIL, GORDON & CRYSTAL LEE SMITH (JT TEN)	5,000	2/1/2003	$2,500
OSTBY, GARY BERNHARD & MARGARET ANN	6,000	2/1/2003	$3,000
PETTERSEN, ALFRED	2,000	2/1/2003	$1,000
RAICHE–BURCHELL, TINA	4,000	2/1/2003	$2,000
RUBY CHICKS INVESTMENT INC.	5,000	2/1/2003	$2,500
SCHMALZ, JENNIFER LAMARCHE	1,500	2/1/2003	$750
SCHMIDT, LYNN	5,000	2/1/2003	$2,500
SCHURINGA, FREDERIK JOHN	2,000	2/1/2003	$1,000
STRASHIN, ELLIOT	3,000	2/1/2003	$1,500
SWADDLING, RON	5,000	2/1/2003	$2,500
THOMSON, HAROLD E.	4,000	2/1/2003	$2,000
TOONDERS, FRANK	1,000	2/1/2003	$500
TUSCH, RICHARD JOHN	2,000	2/1/2003	$1,000
UPTIGROVE, DIANE CAROL	12,500	2/1/2003	$6,250
UPTIGROVE, PAUL GORDON	12,500	2/1/2003	$6,250
WOOLCOX, ARLENE	2,000	2/1/2003	$1,000
WOOLCOX, CHRISTOPHER A.	1,000	2/1/2003	$500

WOOLCOX, NICOLAS M.	2,000	2/1/2003	$1,000
WOOLCOX, ROBERT ORLO	2,000	2/1/2003	$1,000
WOOLCOX, SHAUN	2,000	2/1/2003	$1,000
WRIGHT, WILLIE E.	2,000	2/1/2003	$1,000
WERNET, CECILIA	2,000	2/28/2003	$1,000
ARNOT, CHRISTOPHER P.	3,000	6/1/2003	$1,500
CAPUTO, MICHAEL F.	5,000	6/1/2003	$2,500
CARR, BRIAN	45,000	6/1/2003	$22,500
DEGRAW, DONALD	4,000	6/1/2003	$2,000
DUDZIAK, BOGUSLAW	4,000	6/1/2003	$2,000
GUETTER, HENRY	8,000	6/1/2003	$4,000
HARRIS, DEBORAH J.	5,000	6/1/2003	$2,500
MARTIN, WALTER	140,000	6/1/2003	$70,000
MILLAR, PETER G.	2,000	6/1/2003	$1,000
NARAINE, JEWAN	20,000	6/1/2003	$10,000
SMITH, DOUGLAS LLOYD	10,000	6/1/2003	$5,000
STACHURA, JOSEPH A.	4,000	6/1/2003	$2,000
STACHURA, RANDY	4,000	6/1/2003	$2,000
VAN BURGSTEDEN, HANK	4,000	6/1/2003	$2,000
VAN BURGSTEDEN, WIM	10,000	6/1/2003	$5,000
AZMIER, STEVEN & SUSAN VAISLER (JT TEN)	40,000	8/1/2003	$20,000
MCFALL, KEVIN FRANCIS	10,000	8/1/2003	$5,000
SHEA, ROBERT JOHN	10,000	8/1/2003	$5,000
LAWRENCE, DOUGLAS B.	3,000	10/1/2003	$1,500
ARLINGHAUS, JOHN D.	2,000	11/1/2003	$1,000
BABIJ, RASHELLE	7,587	11/1/2003	$3,794
BOYD, PAMELA J.	10,000	11/1/2003	$5,000
BURCHELL, JOHN	8,000	11/1/2003	$4,000
ENVO TECH. INC.	20,000	11/1/2003	$10,000
EQUITY TRUST COMPANY C/F GARY OSTBY	3,000	11/1/2003	$1,500
EQUITY TRUST COMPANY C/F MARGARET OSTBY	3,000	11/1/2003	$1,500
KILBACK, GLEN D.	6,000	11/1/2003	$3,000
LACHANCE, JAMES BARRY	4,559	11/1/2003	$2,280
MACDONALD, CHARLES DAVID	8,000	11/1/2003	$4,000
MARTIN, WALTER	60,000	11/1/2003	$30,000
SHEA, ROBERT JOHN – TTEE F/B/O MATTHEW & VICTORIA SHEA	10,000	11/1/2003	$5,000
SHEA, ROBERT JOHN	30,000	11/1/2003	$15,000
SINCLAIR, RANDALL	6,000	11/1/2003	$3,000
TOONDERS, FRANK	5,000	11/1/2003	$2,500
TUSCH, RICHARD JOHN	5,000	11/1/2003	$2,500
WERNET, MARK E.	3,000	11/1/2003	$1,500
1571469 ONTARIO INC.	20,000	12/1/2003	$10,000
AZMIER, STEVEN & SUSAN VAISLER (JT TEN)	10,000	12/1/2003	$5,000
BENSON, SHELDON EARNEST	20,000	12/1/2003	$10,000
CAPUTO, MICHAEL F.	11,000	12/1/2003	$5,500
COGHLAN, BARBARA JOAN	6,000	12/1/2003	$3,000
DEGRAW, KAREN LEE	6,000	12/1/2003	$3,000
ELLE LEE INC.	6,000	12/1/2003	$3,000
EQUITY TRUST C/F IRA OF PAMELA BOYD	5,000	12/1/2003	$2,500
EQUITY TRUST COMPANY C/F GARY OSTBY	10,000	12/1/2003	$5,000

EQUITY TRUST COMPANY C/F MARGARET OSTBY	10,000	12/1/2003	$5,000
GLOBAL PARTNERS, INC.	14,000	12/1/2003	$7,000
GOWING, PAMELA	1,000	12/1/2003	$500
GROBMAN, GRANT ALLAN	15,000	12/1/2003	$7,500
GUETTER, HENRY	16,000	12/1/2003	$8,000
HILLMAN, ROBERT W.	31,000	12/1/2003	$15,500
HILLMAN, RONALD A.	31,000	12/1/2003	$15,500
LECHNER, ANDRE PAUL	12,000	12/1/2003	$6,000
LOYENS, JOHN PETER	7,000	12/1/2003	$3,500
MACHESNEY, WILLIAM SCOTT	10,000	12/1/2003	$5,000
MANGAL, NARAIS N.	10,000	12/1/2003	$5,000
MCKINNELL, NADENE ANNE	6,000	12/1/2003	$3,000
NARAINE, GEARY	100,000	12/1/2003	$50,000
NARAINE, JEWAN	60,000	12/1/2003	$30,000
O’NEIL, GORDON & CRYSTAL LEE SMITH (JT TEN)	7,500	12/1/2003	$3,750
PRINGLE, SHANNON M.	10,000	12/1/2003	$5,000
RUMSAM, JOHN D.	6,000	12/1/2003	$3,000
SIKORSKI, JULIE A. & GARY G. (JT TEN)	4,000	12/1/2003	$2,000
SITABKHAN, SALIM	10,000	12/1/2003	$5,000
SMITH, JOY A.	6,000	12/1/2003	$3,000
VAN WYNGAARDEN, TONY & LOUISE (JT TEN)	10,000	12/1/2003	$5,000
TOTAL	1,321,646		$660,823

The issuances were valued at $.50 per share or $660,823 in the aggregate. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 1,321,646 shares issued during the period commencing January 2003 and ending December 2003 were subject to rescission as disclosed below.

On January 14, 2004, we issued 200,000 shares of our restricted common stock and warrants to purchase 200,000 shares of our common stock to Mirador Consulting, Inc. for consulting services. The warrants are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. The issuance was valued at $.50 per unit or $100,000. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. Mirador Consulting, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Mirador Consulting, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From January 2004 through June 2004, we issued 186,000 units consisting of one share of restricted common stock and a warrant to purchase one share of our common stock exercisable at $1.00 per share to the following parties for cash consideration of $.50 per share: Lance Appleford - 10,000 units; Jodie Tonita – 6,000 units; Rod Robinson - 140,000 units; Jurek Gebczynski - 10,000 units; and Jewan Naraine - 20,000 units. The issuances were valued at $.50 per share or $93,000 in the aggregate. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such securities. All of the above issuances of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares and the shares underlying the warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 186,000 shares issued during the period commencing January 2004 and ending June 2004 were subject to rescission as disclosed below.

On January 14, 2005, we issued 300,000 shares of our restricted common stock to Mirador Consulting, Inc. for consulting services. The issuance was valued at $.50 per share or $150,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mirador Consulting, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mirador Consulting, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From February 2005 through May 2005,, we issued 183,000 shares of our restricted common stock to the following parties for cash consideration of $1.00 per share:

Name of Subscriber	Units Purchased	Date of Investment	Consideration
CARR, BRIAN (1)	20,000	5/8/2005	$20,000
COPPLESTONE, GLEN (2)	8,000	5/7/2005	$8,000
EAGEN, MICHAEL J. (2)	5,000	4/22/2005	$5,000
KNECHT, JOHN (3)	25,000	3/3/2005	$25,000
LEWIS, JACQUELINE (4)	5,000	4/22/2005	$5,000
MARTIN, LEWIS (1)	55,000	5/4/2005	$55,000
MILETICH, MIKE (2)	5,000	4/22/2005	$5,000
ROBINSON, ROD (1)	50,000	5/4/2005	$50,000
SHEA, ROBERT JOHN (1)	10,000	2/15/2005	$10,000

(1)	Messrs. Carr, Lewis, Robinson, and Shea are our present shareholders;
(2)	Messrs. Coppleston, Eagen, and Miletich are personal friends of Mr. Vaisler, our officer and director.

(3)	Mr. Knecht is the father-in-law of Mr. Vaisler, our officer and director;
(4)	Ms. Lewis is related to Mr. Miletich.

The issuances were valued at $1.00 per share or $183,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. All 183,000 shares issued during the period commencing March 2005 and ending May 2005 were subject to rescission as disclosed below.

As disclosed above, an aggregate of 1,986,646 shares issued pursuant to private offerings which took place during the periods commencing April 2002 and ending June 2004 and commencing March 2005 and ending May 2005 were subject to rescission. In November 2005 we concluded a rescission offer to investors who purchased our securities during such periods. Such private offerings may have violated federal securities laws based on the inadequacy of our disclosures made in our private placement memoranda offering documents concerning the lack of authorized common stock. Based on potential violations that may have occurred under U.S. securities laws, we determined to make a rescission offer to all investors who acquired our securities pursuant to our private offerings. The rescission offer was conducted privately in October 2005 and November 2005. If all eligible investors had elected to accept the rescission offer, we would have been required to refund investments totaling $1,084,823, plus interest on those funds from the date of investment through the date of the acceptance of the rescission offer at 6% per annum. None of the investors accepted the rescission offer which expired on December 8, 2005.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation and Amendments *
3.2	By-Laws *
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Peter Vaisler Employment Agreement *
10.2	Peter Vaisler Consulting Agreement *
10.3	2004 Mirador Consulting, Inc., Consulting Agreement *
10.4	2005 Mirador Consulting, Inc., Consulting Agreement**
23.1	Consent of Webb and Company P.A., Certified Public Accountants.
24.1	Power of Attorney (included on signature page of Registration Statement)

* Filed with the original Form SB-2 on December 27, 2004 (SEC File # 333-121659)

* Filed with Amendment No. 2 to Form SB-2 On April 21, 2005( SEC File #333-121659)

ITEM 28. UNDERTAKINGS

(a)	Rule 415 Offering: Undertaking pursuant to Item 512(a) of Regulation S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Request for Acceleration of Effective Date: Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c)	For Purposes of Determining Liability under the Securities Act: Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan on the 20th day of June, 2006.

ALLIANCE RECOVERY CORPORATION

By: /s/ Peter Vaisler
PETER VAISLER
Chairman of the Board of Directors,
President,
Chief Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

POWER OF ATTORNEY

The undersigned directors and officers of Alliance Recovery Corporation hereby constitute and appoint Peter Vaisler, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Peter Vaisler	Chairman of the Board of Directors, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer	June 20, 2006
PETER VAISLER

/s/ David Williams	Director	June 20, 2006
DAVID WILLIAMS

/s/ Walter Martin	Director	June 20, 2006
WALTER MARTIN